As filed with the Securities and Exchange Commission  May   __, 2017

Registration No.______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-2

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BMC CAPITAL, INC.

Nevada	5094	90-0712962
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

3267 Bee Caves Road

Suite 107-122

Austin, Texas 78746

(512) 553-6785

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Christian Briggs

3267 Bee Caves Road

Suite 107-122

Austin, Texas 78746

(310)279-9400

c@bmchas.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas E. Stepp, Jr.

Stepp Law Corporation

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

Telephone: 949.660.9700

Fax: 949.660.9010

Email: tes@stepplawgroup.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)

Common Stock, $.001 par value(1)	40,000,000	$.20	$8,000,000	$927.20	(2)

 __________

(1) The price was determined arbitrarily by BMC Capital, Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) pursuant to the Securities Act of 1933.

(3) $653.61 has been previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THE SECURITIES OFFERED HEREBY UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE BY THE SEC. ADDITIONALLY, THE COMPANY MAY NOT SELL THOSE SECURITIES IN ANY STATE OR OTHER JURISDICTION UNTIL THE APPROPRIATE SECURITIES ADMINISTRATOR OR REGULATOR OF SUCH STATE REGISTERS OR QUALIFIES THE OFFER AND SALE OF THESE SECURITIES IN SUCH STATE OR OTHER JURISDICTION , OR THERE EXISTS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

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PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,

DATED May ____, 2017

BMC CAPITAL, INC.

Up to 40,000,000 Shares of Common Stock

Offering Price: $.20 per share

BMC Capital, Inc. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 40,000,000 shares of its common stock at a price of $. 20 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten” basis directly by our president. There is no minimum number of shares required to be purchased by any investor. We will pay all expenses incurred in this offering. Christian Briggs , our president , principal executive officer and a member of our board of directors , intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Briggs or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 40,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered hereby involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are in fact purchased may be minimal and may not be enough to even pay the costs of this offering.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by this prospectus. Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein .

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 11 OF THIS PROSPECTUS . INVESTING IN OUR COMMON STOCK INVOLVES VERY SIGNIFICANT RISKS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is  May __, 2017.

You should rely only on the information specified in this prospectus. We have not authorized anyone to provide you with information different from that specified in this prospectus. The Company is offering to sell, and seeking offers to buy, its common shares only in jurisdictions where offers and sales are permitted. The information specified in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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PROSPECTUS CONVENTIONS

Except where the context otherwise requires and for purposes of this prospectus only:

•	the terms “we,” “us,” “our,” “the Company,” “our Company” refer to BMC Capital Inc., a Nevada corporation
•	the terms “our Subsidiary,” “the Subsidiary,” “HAM” refer to Hard Asset Management, Inc., a Puerto Rico corporation.

PROSPECTUS SUMMARY

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS. TO THE EXTENT THAT ANY STATEMENTS MADE IN THIS PROSPECTUS CONTAIN INFORMATION THAT IS NOT HISTORICAL, SUCH AS FINANCIAL PROJECTIONS, INFORMATION OR EXPECTATIONS ABOUT OUR BUSINESS PLANS, RESULTS OF OPERATIONS, PRODUCTS OR MARKETS, OR FUTURE EVENTS, SUCH STATEMENTS ARE FORWARD-LOOKING. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “INTENDS”, “ANTICIPATES”, “BELIEVES”, “ESTIMATES”, “PROJECTS”, “FORECASTS”, “EXPECTS”, “PLANS” AND “PROPOSES”. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THERE ARE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS. THESE INCLUDE, AMONG OTHERS, THE CAUTIONARY STATEMENTS IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE  11 OF THIS PROSPECTUS AND THE “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” SECTION ELSEWHERE IN THIS PROSPECTUS. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS.

THE COMPANY

BMC Capital, Inc. (“we”, “our”, “us” or the “Company”) was formed as a Nevada corporation on December 28, 2009, with the name Comanchero Corporation to engage in the business of marketing and selling coins, metals, automobiles, and other assets. A copy of our Articles of Incorporation is attached as Exhibit 3.1 to the registration statement to which this prospectus is a part. On December 30, 2009, we merged with a Texas corporation entitled Comanchero Corporation. Pursuant to that merger, the Texas corporation was merged with and into Comanchero Corporation, a Nevada corporation, and, accordingly, we are the surviving corporation. A copy of the Agreement and Plan of Merger which specifies the terms and conditions of that merger is attached as Exhibit 2.1 to the registration statement of which this prospectus is a part. A copy of the Articles of Merger filed with the Nevada Secretary of State and the Certificate of Merger filed with the Texas Secretary of State is attached as Exhibit 3.6 to the registration statement of which this prospectus is a part.

On March 1, 2010, we changed our name to Hard Asset Management, Inc. We changed our name to Hard Asset Management, Inc. to better associate us with the rare coin and metals industries. A copy of the Certificate of Amendment which changed our name to Hard Asset Management, Inc. is attached as Exhibit 3.2 to the registration statement of which this prospectus is a part.

On May 3, 2010, we changed our name to BMC Capital, Inc. We changed our name to BMC Capital, Inc., as an acronym for “Bring Me Coins . ” A copy of the Certificate of Amendment which changed our name to BMC Capital, Inc. is attached as Exhibit 3.3 to the registration statement of which this prospectus is a part. Subsequently, we were notified by BMC Capital, LP, a Texas company, that it had a perfected interest in the name BMC Capital and, accordingly, we could not operate in Texas using “BMC Capital” as part of our name. Accordingly, on September 20, 2012, we registered the trade name BMC Hard Assets, Inc., and we operate using that name in our business of purchasing and selling rare coins, precious metals and antiquities.

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From November 2012 through May 2016, we had minimal operations. In May 2016, we decided to increase our operations as contemplated by the provisions of this prospectus. Currently, we have on hand a modest inventory of coins with what we estimate to be a fair market value of $557,000, which we acquired in April 2017 .

We are a developmental stage company with a principal business of purchasing hard assets, as well as providing a platform for collectors to sell their hard assets, which assets include rare coins, precious metals and other antiquities (the “Hard Assets”). Our renewed operations will be primarily conducted through our wholly-owned subsidiary, Hard Asset Management, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (“HAM”). Accordingly, HAM will be subject to the laws of the Commonwealth of Puerto Rico, including Puerto Rico’s Act 20, which provides tax incentives for companies that establish and expand their export services businesses in Puerto Rico.

Corporate Structure

HAM was formed on July 14, 2016, pursuant to the laws of Puerto Rico. On August 25, 2016, the Company entered into a Stock Purchase Agreement with HAM, whereby the Company purchased and acquired 100% of the issued and outstanding shares of common stock of HAM. As a result, HAM became a wholly-owned subsidiary of the Company. A copy of that Stock Purchase Agreement is attached as Exhibit 2.2 to that registration statement of which this prospectus is a part. HAM, whose operations are based in Puerto Rico, will purchase, store, sell and ship the Hard Assets.

We desire to become one of the leading companies in managing and selling rare coins, precious metals and other antiquities within the hard asset industry. Accordingly, we will offer an alternative to auction houses and wholesalers, thereby allowing collectors to purchase and sell such hard assets through our online marketplace created through our website bmchardassets.com, which was completed in August 2016. The base content of our website will remain the same, but the inventory section will be constantly updated with new items. Through our website, we intend to sell to, and act as a selling agent for, collectors who desire to sell antiquities, rare coins and precious metals. We have three Acquisition and Management programs, which will allow collectors to choose their purchase amounts, the Silver Account ($50,000-$250,000); the Gold Account ($250,000 - $1,000,000) and the Platinum Account (more than $1,000,000).

Our renewed operations to date have been devoted primarily to start-up business development activities. Our Principal Executive Officer, Principal Financial Officer and Chief Creative Officer have performed start-up activities such as acquiring our Subsidiary and creating our website ; and our Subsidiary has commenced operations, which include the following:

•	Research antiquities, rare coins and precious metals for purchase and resale
•	Research trends in the antiquities, rare coins and the precious metals industries
•	Research and develop our online market place through our website bmchardassets.com
•	Identify office space and storage facilities to lease in Puerto Rico

We anticipate that we will receive revenue from the sale of Hard Assets. Additionally, we intend to charge a commission for transfers that occur through our website, which we anticipate will be a percentage of gross sales proceeds.

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OUR BUSINESS

Our principal executive office is located at 3267 Bee Caves Road, Suite 107-122, Austin, Texas 78746. Our telephone number is (512) 553-6785.

The principal executive office for our Subsidiary is located at 425 Carr 693, Suite 1, PMB 367, Dorado, Puerto Rico 00646. Our Subsidiary’s telephone number is (787) 948-0072.

Currently, we have on hand a modest inventory of coins with what we estimate to be a fair market value of $557,000, which we acquired in April 2017. W e have no ongoing customers.

Our fiscal year ends on December 31.

From November 2012 through May 2016, we had minimal operations. In May 2016, we decided to increase our operations as contemplated by the provisions of this prospectus.

As of the date of this prospectus, we have consummated one sale transaction, which occurred in December 2016. Additionally, no transfers of the Hard Assets have been made through our website. Our net losses for the years ended December 31, 2016, and December 31, 2015, were ($622,308) and ($12,291), respectively.

We are registering for sale 40,000,000 shares of our common stock at a purchase price of $0.20 per share pursuant to the Securities Act of 1933. As of the date of this prospectus, we have 178,011,826 shares of our $.001 par value common stock issued and outstanding and held by 50 shareholders. 263,158 shares of that common stock were offered and sold to Leslie Ball, a member of our board of directors, at a purchase price of $.19 per share, and an additional 263,158 shares of that common stock were issued to Leslie Ball for marketing services rendered to the Company , which services related to locating prospective purchasers of our products. 152,900,000 shares of that common stock were issued to Heron Capital Partners Ltd. (“Heron”) for sales, marketing, purchasing and administrative services rendered to the Company by Christian Briggs, our President, Principal Executive Officer and chairman of our board of directors. 100,000 shares of that common stock were issued to Thomas Gingerich, our Principal Financial Officer and a member of our board of directors, for accounting, sales and administration services rendered to the Company. 10,000 shares of that common stock were issued to Delfino Galindo, our Chief Creative Officer, for creating our website and related services rendered to the Company. The remaining 24,475,510 shares of that common stock were offered and sold at purchase prices of $.01 to .30 per share.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months . The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of December 31, 2016, we had $21 ,585 in current assets and $1, 257,142 in current liabilities. Accordingly, our working capital deficit position as of December 31, 2016, was $1,235,557.

As of December 31, 2015, we had $492 in current assets and $545,768 in current liabilities. Accordingly, our working capital deficit position as of December 31, 2015, was $545,276.

As of April 2 1 , 2017, our cash on hand was $18,999. Currently, we do not have enough cash to finance our operations for even one month. We have incurred operating losses since our formation and expect to incur losses for the foreseeable future, and we may not achieve profitability. We expect to incur negative cash flows as we increase our inventory and incur operating losses. We will need to generate revenues in excess of the current amounts to achieve profitability and positive cash flows necessary to continue operating our business.

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Yuma Properties, LP., which is beneficially owned by Christian Briggs, our Principal Executive Officer, President and member of our Board of Directors (“Yuma”), lends us the funds necessary to operate our business. In that regard, we have a written Senior Secured Line of Credit with Yuma pursuant to which we can borrow from Yuma the principal amount of $1,000,000, which accrues at an interest rate of 10% per annum, commencing on the dates the funds are borrowed. We can provide no guarantee or assurance that we can pay the amount lent, or any other amount, on the date the borrowed funds are to be repaid, May 31, 2018. A copy of that Senior Secured Line of Credit is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part. As of April 21, 2017, Yuma has lent us $981,902. Funds lent pursuant to that Senior Secured Line of Credit are due and payable on May 31, 2018; provided, however, accrued interest on the outstanding balance of advances is required to be paid monthly. To date, we have not made any payments of such interest. The transaction contemplated by that Senior Secured Line of Credit does not contemplate a revolving line of credit, and amounts we pay to Yuma for advances made pursuant to that Senior Secured Line of Credit may not be borrowed by us again. Our operating expenses are approximately $64,000 each month.

We anticipate to fund our operations for the next 12 months we will require approximately (i) $4, 000,000 for inventory, which we anticipate that we will acquire during the first 3 months after we have sufficient funding; (ii) $64,000 each month for operating expenses (a total of $768,000); and (iii) $3,232 ,000 for working capital, for a total of $8,000,000. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next twelve months. Our cash shortfall will be $ 2,000,000 , $ 4,000,000 and $ 6,000 ,000, respectively, if we sell 75%, 50% and 25% of the maximum offering.

To the extent we are not able to raise any capital by the sale of our common shares, if any such sale shall be attempted, sufficient to fund our operations, we will continue to borrow money from Yuma. In the event Yuma cannot lend us funds necessary to support our operations during the next 12 months, we plan to obtain additional funds through revenue from operations and/or loans from sources other than Yuma.

Employees of the Company

Presently, we have no employees.

Currently, we have no written employment agreements with our executive officers.

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Our officers and directors are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth. Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations. We intend to hire additional employees at such time as we determine it is appropriate. We can provide no assurance or guarantee on the date on which we will hire employees.

Employees of our Subsidiary

Our Subsidiary, currently, has 5 employees.

Thomas Gingerich is the Principal Financial Officer.

Delfino Galindo is the Chief Creative Officer.

Josh Gottesgen and Patrick Kliesch are full-time employees and assist in our website development, video production and live shows on our website.

Christian R. Briggs is the Principal Executive Officer, President and chairman of the board of directors.

Currently, our Subsidiary has no written employment agreements, bonus guarantees, retirement plans or any other benefits with our employees. Those employees are at-will and will receive the following annual salaries:

Employee	Position	Annual Salary
Christian Briggs	Princi pal Executive Officer, President and chairman of the board of directors	$240,000
Delfino Galindo	Chief Creative Officer	$180,000
Thomas Gingerich	Principal Financial Officer	$180,000
Josh Gottesgen	Website development and video production	$100,800
Patrick Kliesch	Website development and video production	$67,200

We have no present plans to be acquired or to merge with another company, nor do our directors or shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act (the “JOBS Act”)

We have elected to not opt out of the JOBS Act extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company or an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

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We will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

The offering

The following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.

Securities being offered:	Up to 40,000,000 shares of our common stock, $.001 par value by the selling stockholders.
Offering price per share:	$.20
Offering period:	The shares are being offered for a period not to exceed two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part.
Net proceeds to the Company:	If 40,000,000 shares (100%) are sold: $8,000,000 If 30,000,000 shares (75%) are sold: $6,000,000 If 20,000,000 shares (50%) are sold: $4,000,000 If 10,000,000 shares (25%) are sold: $2,000,000
Use of proceed:	We intend to use the proceeds to fund our business operations
Number of Shares of Common Stock Authorized and Outstanding before the Offering:	178,011,826 shares of common stock issued and outstanding, 249,000,000 shares of $.001 par value common stock authorized.
Number of Shares of Common Stock Outstanding after the Offering

If 40,000,000 shares (100%) are sold: 218,011,826 shares

If 30,000,000 shares (75%) are sold: 208,011,826 shares

If 20,000,000 shares (50%) are sold: 198,011,826 shares

If 10,000,000 shares (25%) are sold: 188,011,826 shares

Offering Expenses

The expenses associated with this offering total approximately $ 42,400 (not including the $ 927.20 registration fee) or approximately .53 % of the gross proceeds of $8,000,000 , if all of the shares offered by us are purchased.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of the offered shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers . Additionally, in the event we do not sell all 40,000,000 shares offered hereby , the amount of money we receive from the sale of those shares , which are, in fact , purchased , may be minim al and not be enough to even pay the costs of this offering.

We will use the proceeds from the offering for inventory, marketing, general operating expenses and working capital.

The number of shares of our common stock outstanding excludes:

•	A total of 20,000,000 shares of common stock reserved for future issuance pursuant to our 2016 Equity Incentive Plan, which we refer to as the “Plan”;

•	A total of 1,000,000 shares of common stock issuable upon the conversion of shares of our preferred stock; and

•	Those shares of our common stock issuable upon the conversion of a Convertible Demand Promissory Note dated June 16, 2011, in the principal amount of $47,125.

The Company retained the services of Island Stock Transfer, in Clearwater, Florida, as its independent stock transfer agent.

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our common stock.

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Selected Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with th ose financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock. We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such a trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB. There can be no assurance that any application filed by any sponsoring market maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have consummated one Hard Asset sale transaction, which occurred in December 2016.

	For the year ended December 31, 2016	For the year ended December 31, 2015

BALANCE SHEET DATA:
Current Assets:	$21,585	$492
Total Assets:	$103,453	$492
Total Liabilities:	$1,257,142	$545,768
Stockholders’ Deficit	$(1,153,689)	$(545,276)

	For the year ended December 31, 2016	For the year ended December 31, 2015

STATEMENT OF OPERATIONS DATA:
Revenue:	$40,000	$0
Costs of Goods Sold	$29,000	$0
Gross Profit:	$11,000	$0
Operating Expenses:	$(598,386)	$(5)
Other Income (Expenses-Interest):	$(23,922)	$(12,286)
Net Income (Loss):	$(622,308)	$(12,291)

RISK FACTORS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Investors should carefully consider the following factors in evaluation our business, operations and financial condition. Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

Our limited operating history makes it difficult to evaluate our business and future prospects. There is no assurance our future operations will result in profitable operations . If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our limited operating history makes it difficult to evaluate our business and future prospects. We were formed in 2009, but have a minimal operating history. Our operations have consisted mainly of identifying sources of antiquities, rare coins and precious metals, developing our website and otherwise organizing and planning our operations. Currently, we are minimally capitalized and have limited operations and no revenue.

Our net losses for the years ende d December 31, 2016 and December 31 , 2015, were ($622,308) and ($12,291), respectively. As of April 21, 2017, our cash on hand was $18,999. Currently, we do not have enough cash to finance our operations.

Any purchaser of our common stock should consider our business and prospects, considering the risks and difficulties we will encounter as an early stage business. These risks include:

•	our ability to identify and acquire antiquities, investment quality antiquities, rare coins and precious metals at prices that are advantageous to us;

•	our ability to effectively and efficiently market and distribute our products;

•	our ability to obtain market acceptance of our current and future products;

•	our ability to sell our products at competitive prices, which exceed our per unit costs; and

•	our ability to maximize the profitability of our business operations.

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We may not be able to resolve these risks and difficulties, which could materially and adversely affect our revenue, operating results and our ability to continue to operate our business.

We can provide no assurance that we will be successful in generating sufficient revenues to support our operations in the future. Our ability to generate future revenues will be dependent on a number of factors, most of which are beyond our control, including demand for rare coins, precious metals and antiquities, market competition and government regulation. Failure to generate sufficient revenues may force us to cease operations , and you could lose all or part of your investment. As with any investment in a company with a limited operating history, ownership of our securities may involve significant risks and is not recommended if an investor cannot reasonably accommodate the risk of a total loss of his or her investment.

We require additional funding to continue our operations. If we do not secure additional funding, we may not be able to continue our operations .

We incurred a net loss of ($622,308) for the year ended December 31 , 2016. We incurred a net loss of ($12,291) for the year ended December 31, 2015. We anticipate losses will continue for the foreseeable future.

On December 31, 2016, we had cash reserves of $21 ,585 and an accumulated deficit of ($3,321,712) . On December 31, 2015, we had cash reserves of $192 and an accumulated deficit of ($2,699,404 ). We estimate that such cash reserves are not sufficient to fund our daily operations. To fund our daily operations we must raise additional capital. No guarantee or assurance can be given that we will receive additional funds required to fund our daily operations. In addition, in the absence of the receipt of additional funding, we may be required to scale back our operations. Currently, we do not have enough cash to finance our operations for even one month. We have secured from Yuma, an affiliate of Christian Briggs, our President and Principal Executive Officer, a Senior Secured Line of Credit in the principal amount of $1,000,000. As of April 21, 2017, Yuma has advanced to us the principal amount of $981,902. Accordingly, there remains available to us the principal amount of $18 ,098 of that line of credit.

We anticipate to fund our operations for the next 12 months we will require approximately (i) $4,000,000 for inventory, which we anticipate that we will acquire during the first 3 months after we have sufficient funding; (ii) $64,000 each month for operating expenses (a total of $768,000); and (iii) $ 3,232,000 for working capital, for a total of $8,000,000. We plan to meet any shortfall of cash necessary to fund our operations through revenue from operations and/or loans from sources other than Yuma.

A copy of the Senior Secured Line of Credit is attached as Exhibit 99.1 to that registration statement to which this prospectus is a part.

Because of the lingering effects of the recession and the lack of available credit for businesses such as ours, we may be hampered in our ability to raise the necessary working capital. We cannot provide any assurance that any additional funding will be available to us or, if available, will be on terms favorable to us. If we do not raise the necessary working capital and/or increase our revenue, we will not be able to remain operational.

Our failure to raise additional capital or generate the cash necessary to finance our business could force us to limit or cease our operations. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional funds on favorable terms, if at all. If we raise additional funds by the sale of our common stock, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and pursuant to Rule 405 of the Securities Act of 1933, in that we currently have (i) nominal assets and operations; and (ii) our assets consist solely of cash and cash equivalents. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

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As a result of our classification as a “shell company,” our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.” Additionally, as a result of our classification as a shell company:

•	investors should consider shares of our common stock to be significantly risky and illiquid investments;

•	we may not register our securities on Form S-8 (an abbreviated form of registration statement); and

•	our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant losses to our investors.

Our current management does not possess recent experience managing and operating a public company. We rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act of 2002. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing, and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those public companies that comply with such new or revised accounting standards.

Our officers and directors control approximately 86% of the Company, giving them significant voting power, which allows them to take action that may not be in the best interest of all other shareholders.

Christian Briggs, our Principal Executive Officer, President and chairman of our board of directors; Delfino Galindo, our Chief Creative Officer; Thomas Gingerich, our Principal Financial Officer and a member of our board of directors ; and Leslie Ball, a member of our board of directors, beneficially own approximately 86% of our outstanding shares of common stock as of the date of this prospectus. As a result, they have control of most matters requiring approval by our stockholders, without the approval of our minority stockholders. They will, also, be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of our stockholders. Accordingly, our other shareholders will be limited in their ability to affect change in how we conduct our business. Mr. Briggs, Mr. Galindo, Mr. Gingerich, and Mr. Ball have significant influence in determining the outcome of any corporate transaction and other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to their stock ownership, they are key to our operations and have significant influence over our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

Additionally, we are authorized to issue 1,000,000 shares of preferred stock. All of those shares of preferred stock are convertible into shares of our common stock on a 1 share per 1 share basis. Additionally, each share of our preferred stock is entitled to 250 votes per share on all matters submitted to our stockholders for a vote. Those 1,000,000 shares of our preferred stock were issued to Heron. Accordingly, in addition to those shares of common stock currently held by Heron, Mr. Briggs is in a position to influence the vote of those 1,000,000 shares of our preferred stock.

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Our officers and directors are aware of their fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationship between the Company and our Subsidiary. We cannot provide any assurance, however, that our officers and directors will not engage in conduct or make decisions which are not in the best interest in the Company. Such decisions could harm our operations, business plans and cash flows.

We have not formulated a plan to resolve any possible conflict of interest with our directors’ and officers’ other business activities. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience little or no profits and eventual closure of business.

Because Christian Briggs, Delfino Galindo, Thomas Gingerich, and Leslie Ball (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

In addition to having other outside business activities, our officers and directors who are also officers and directors of our Subsidiary, which conducts the majority of our operations, will only be devoting approximately 5 hours per week to the Company and between 10-40 hours per week to our Subsidiary. Accordingly, our operations may be sporadic and occur at times which are convenient to Mr. Briggs, Mr. Galindo, Mr. Gingerich, and Mr. Ball. Christian Briggs will devote up to 5 hours to the Company and 40 hours to our Subsidiary per week; Delfino Galindo will devote 0 hours to the Company and up to 40 hours per week to our Subsidiary; Thomas Gingerich, will devote up to 5 hours per week to the Company and approximately 40 hours per week to our Subsidiary; and Leslie Ball will devote up to 5 hours per week to the Company and approximately 10 hours per week to our Subsidiary. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors, and the loss of one or more of our executive officers or directors or an inability to attract and retain highly skilled employees could compromise our ability to pursue our growth strategy and grow our business.

Our success depends in large part on the continued service and efforts of our key management personnel. We are currently managed by 3 officers (Christian Briggs, Delfino Galindo, and Thomas Gingerich) and 3 directors (Christian Briggs, Leslie Ball and Thomas Gingerich) and we are entirely dependent upon them to manage and conduct our operations. If they should resign or die, there could be no one to operate the Company. If our current officers and directors are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company. Additionally, competition for qualified management in our industry is intense. Many of the companies with which we compete for management personnel have greater financial and other resources than we do. As a result, we may experience difficulty hiring and retaining qualified personnel.

To grow our business, we will need the assistance of additional sales representatives knowledgeable in the industry. There is no guarantee we can add such sales representatives to assist in future growth.

Our officers and directors have limited experience in the rare coin, precious metals and antiquities business, and we may have to hire qualified consultants to assist us in our operations. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Christian Briggs, our Principal Executive Officer and a member of our Board of Directors, has experience in our industry, but due to his lack of recent experience in the rare coin, precious metals and antiquities business, he and our other officers (who have no such experience) may make decisions and choices that negatively impact our operations, including marketing and sales. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in our industry. As a result, we may have to suspend or cease operations which will result in the loss of our shareholders’ investments. We may decide to hire independent consultants to assist us in sales and marketing. As independent consultants, with no fiduciary responsibility to our shareholders, their expertise and sales ability may fall short of our expectations and not assist in our growth, but cause us to incur additional expense for their services. Without name recognition, we will have a definite marketing challenge, and our competitors will have advantages in attracting customers.

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If we are unable to retain key personnel, it will have an adverse effect on our business. We do not maintain “key man” life insurance policies on our key personnel.

The conduct of our business is dependent on retaining the services of qualified personnel. The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our business or our inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined and such factors will have a major effect on the amount of time to be spent by our auditors and attorneys. These costs will be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Conversion of our preferred stock to common stock could result in dilution to our shareholders.

Heron, currently, holds 1,000,000 shares of our preferred stock. Those shares of our preferred stock are convertible, on a one share for one share basis, into shares of our common stock. Heron is beneficially owned by Christian Briggs, our Principal Executive Officer, President and Chairman of our board of directors. If Mr. Briggs converts shares of our preferred stock to shares of our common stock, our other stockholders may experience dilution of their ownership interests, and the per share value of our common stock could decline. There are no restrictions regarding the conversion of that preferred stock by Mr. Briggs.

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Our information systems and website may be susceptible to cybersecurity breaches and other risks.

We anticipate that we will receive revenue from the sale of Hard Assets through our website, bmchardassets.com. We also intend to charge a commission for transfers that occur through that website. Additionally, we have information systems that support our business, including service development, marketing, sales, and intracompany communications. Our website and systems may be susceptible to outages due to fire, floods, power loss, telecommunication failures, break-in and other events. Additionally, our website and systems may be vulnerable to cybersecurity breaches such as computer viruses, break-in and similar disruptions from unauthorized tampering. The occurrence of these or other events could disrupt or damage our information systems and adversely affect our business and results of operations.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability. Our growth strategy is dependent on a number of factors, including market acceptance of our products. We can provide no assurance that potential customers will purchase our products or that those customers will purchase our products at the cost and on the terms assumed in our business plan. Among other things, implementation of our growth strategy would be adversely affected if:

•

we are not able to attract sufficient customers to the products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

•	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for our products below the level assumed by our business plan;

•	we are forced to significantly adapt our business plan to meet changes in our markets; and

•	for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

If we cannot manage our growth effectively, we may not become profitable.

Businesses which grow rapidly often have difficulty managing their growth. If we grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We can provide no assurance that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Among other things, implementation of our growth strategy will be adversely affected if we are not able to attract sufficient customers for the products we offer or plan to offer considering the price and other terms required for us to attain the necessary profitability.

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Our inventory is subject to loss, damage, theft or restriction re: access.

We anticipate that, from time to time, we may have significant quantities of inventory on site in Puerto Rico, at third-party depositories and in transit. There is a risk that part or all of the Hard Assets held by us, whether on our own behalf or on behalf of our customers, could be lost, damaged or stolen. In addition, access to our Hard Assets could be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Although we maintain insurance on terms and conditions that we consider appropriate, we may not have adequate sources of recovery if our inventory is lost, damaged, stolen or destroyed, and recovery may be limited. Among other things, our insurance policies exclude coverage in the event of loss as a result of terrorist attacks or civil unrest.

In addition, we intend to establish a storage facility, and with the transfer of Hard Assets from third party depositories to that facility, we will assume greater potential liability for any loss suffered in connection with our stored inventory. Among other things, our insurance, rather than third-party depositories will be the primary risk policy. While we believe we have adequate insurance coverage covering these operations, in the event of any loss in excess of our coverage, we may be held liable for that excess.

Risks Related to this Offering

We are conducting this offering without an underwriter and may be unable to sell any shares; accordingly, if we are unsuccessful in selling any shares, we may have to seek alternative financing to implement our business plan.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering. Christian Briggs, our president, principal executive officer, and a member of our board of directors, intends to act as the representative of the Company in connection with the offer and sale of those shares. No commission or other compensation related to the sale of those shares will be paid to Mr. Briggs or any other person. The Company will offer the shares to Mr. Briggs’ friends, relatives, acquaintances and business associates; however, there is no guarantee that the Company will be able to sell any of those shares. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. Mr. Briggs has no experience in participating in an offering of securities to potential investors.

There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited into our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 40,000,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of the offered shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 40,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

Upon the sale of common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “DILUTION” herein.

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Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on those exemptions. If some investors determine that our common stock is less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations. We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations for our common stock.

Prior to the date of this prospectus, there was not an established trading market for our common stock, and there is currently no public market whatsoever for our common stock. We intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade. If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly. Prices for our common stock will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these RISK FACTORS, investor perception, and general economic and market conditions. No assurance can be given that an orderly or liquid market will develop for our common stock. Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

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Upon our liquidation, holders of our preferred stock are entitled to receive the first proceeds from the liquidation of our assets.

In the event of any liquidation, dissolution or winding up of our affairs, the holders of the shares of our preferred stock then outstanding are entitled to receive an amount equal to $1 per share from our assets legally available for distribution to our shareholders, whether from capital, surplus or earnings, and before any payment shall be made to the holders of our common stock. In the event of any such liquidation, dissolution or winding up, there may not be sufficient proceeds from such liquidation, dissolution or winding up after the payment to the holders of our preferred stock of funds sufficient to return to the holders of our common stock the amounts of their investments, or any amount whatsoever.

The market price, if any, for our common stock may be volatile.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors. In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

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We do not intend to pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends. Investors that require liquidity should also not invest in our common stock. There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 249,000,000 shares of $.001 par value common stock. At present, there are 178,011,826 shares of our common stock issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. We anticipate that we will be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock. Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period. A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We, currently, do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be limited.

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Risks Related to our Industry

Competitors with more resources may force us out of business.

The market for rare coins, precious metals and antiquities is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and established customer bases. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate customer base sufficient enough to support our operations. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

Possible shortage in supply or price fluctuations of rare coins, precious metals or antiquities may have a detrimental effect on our profitability.

We have not entered into any long-term supply contracts with suppliers of major rare coins, precious metals or antiquities, and we cannot guarantee that we will be able to pass any future increases in rare coins, precious metals or antiquities purchase prices on to consumers. In the event that there is a significant shortage or change in the prices of rare coins, precious metals or antiquities in the future and we are unable to transfer resulting cost increases to consumers, our profitability may be adversely affected.

We have good working relationships with a limited number of suppliers for rare coins, precious metals and antiquities. Although we believe alternative suppliers are available to supply rare coins, precious metals or antiquities, should any of these suppliers terminate its business arrangement with us or increase the prices of rare coins, precious metals or antiquities supplied by that supplier, it could delay product shipments and adversely affect our profitability.

If the price of precious metals, rare coins and antiquities decreases our business may be harmed.

The precious metals and rare coin markets have recently reached all-time highs and have experienced substantial change in the last few years. To date, demand for, and interest in, precious metals and rare coins has been sporadic, with the increases generally following a soft or bad economy. As a result, growth in the rare coins and precious metals markets depends on many factors, including, but not limited to:

•	the current state of the economy;
•	the price of oil;
•	interest rates on certificates of deposit; or
•	the strength of the U.S. dollar against foreign currencies.

We cannot assure you that the growth in the precious metals and rare coins markets will continue to grow, or maintain these levels. Our business may suffer if the precious metals and rare coins markets do not grow or grow more slowly than they have in recent years or if we are unable to maintain the pace of industry demand. We may be unable to keep up with the fluctuations in precious metals and rare coins markets and, as a result, may suffer a decline in our competitive position.

As our business is subject to the risk of theft or loss in transit, theft or loss could hurt our reputation and affect our revenue.

We face the risk of theft from inventory or loss during shipment. We will take steps to prevent such theft by implementing comprehensive surveillance and security measures. However, if security measures fail, losses exceed our insurance coverage, or we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

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As a dealer in rare coins and precious metals, we may be subject to product liability and authentication claims, which could harm our business.

As a dealer in rare coins and precious metals, we may be subject to product liability and authentication claims, which could harm our business.

The risk of product liability and authentication claims is mitigated by the fact that third party companies such as Numismatic Guaranty Corporation (“NGC”) and Professional Coin Grading Service (“PCGS”) encapsulate and authenticate all of our coins. All modern-era coins legitimately certified by NGC or PCGS are guaranteed to be authentic. If insurance becomes necessary, we may not be able to secure the additional required financing to pay the expense of such insurance, or secure acceptable terms or reasonable pricing when needed. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product buyback could generate substantial negative publicity about our products, services, and business, which could inhibit or prevent commercialization of other future products or services. We can provide no assurance that such claims or buybacks will not be made in the future.

Our business is subject to a variety of U.S. and foreign laws, rules and regulations that could subject us to claims or otherwise harm our business.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations. We are subject to a variety of laws in the U.S. and abroad that affect advertising, which compliance is costly; additionally, such compliance can result in negative publicity and diversion of management time and effort, and can subject us to claims. In some countries, such as the United Kingdom, regulatory agencies are required to pre-approve advertising and investigate complaints from the public. The failure to obtain approval and/or required revisions as a result of complaints could result in delays which may reduce our revenue, increase our expenses and adversely affect our profitability. In addition, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims can be brought under both U.S. and foreign law for defamation and other tort claims, unlawful activity, copyright and trademark infringement.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or certain other rights, as long as we comply with the statutory requirements of this act. The Child Online Protection Act and the Children’s Online Privacy Protection Act restricts the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We must comply with the Federal Trade Commission’s unfair trade practices rules and state consumer protection laws including “little” unfair trade practice rules. Any failure on our part to comply with these laws, rules and regulations may subject us to additional liabilities.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The global market and economic conditions during the years 2008 through 2016 are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses, consumer confidence and contributed to market volatility of unprecedented levels.

25

Risks Relating to Doing Business in Puerto Rico

Because our operations and headquarters will be located in Puerto Rico, we are subject to the risks of doing business in Puerto Rico, including periodic economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of our business in Puerto Rico may have a material adverse effect on our business, financial condition and results of operations, including:

•	economic and political changes;
•	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;
•	difficulties in enforcing our intellectual property rights;
•	compliance with U.S. laws and those laws that may differ in Puerto Rico involving our operations; and
•	restrictions on transfers of funds and assets between jurisdictions.

As we continue to operate our business in Puerto Rico, our success will depend in part, on our ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Additionally, our operations are subject to tax holidays and favorable tax incentives and rates. These tax holidays and incentives require us to meet certain minimum employment and investment criteria or thresholds in certain jurisdictions. We cannot assure you that we will be able to meet these criteria or thresholds or realize any net tax benefits from these tax holidays or incentives. If any of our tax holidays or incentives are terminated, our business, financial condition and results of operations could be materially adversely affected.

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USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $. 20 . The following table sets forth use of proceeds in the order of priority assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total
Total Offering Proceeds	$(8,000,000)
Offering Expenses:
-Accounting	15,000	.19
-Legal and Professional	25,000	.31
-EDGAR Fees and Expenses	2,000	.03
-Printing	400	.00
Total Offering Expenses(1)	$42,400	.53

Use of Net Proceeds:
Reporting and Compliance(2)	$25,000	.31

Business Development:
-Technology Cost ( continued website development & accounting software)	25,000	.31
-Inventory	4,000,000	50.00
-Advertising & Marketing	100,000	1.25
-Personnel Recruiting	20,000	.25
-Purchase of Fixed Assets (computer, office equipment, and furniture & fixtures)	400,000	5.00
Total Business Development:	$4,545,000	56.81

Administrative Expenses	$3,387,600	42.35
Total use of Net Proceeds	$7,957,600	99.47

Total use of Proceeds	$8,000,000	100.0

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Application of Proceeds	If 75%	% of Total
Total Offering Proceeds	$(6,000,000)
Offering Expenses:
-Accounting	15,000	.25
-Legal and Professional	25,000	.42
-EDGAR Fees and Expenses	2,000	.03
-Printing	400	.01
Total Offering Expenses(1)	$42,400	.71

Use of Net Proceeds:
Reporting and Compliance(2)	$25,000	.42

Business Development
-Technology Cost ( continued website development & accounting software)	25,000	.42
-Inventory	3,000,000	50.00
-Advertising & Marketing	100,000	1.67
-Personnel Recruiting	20,000	.33
-Purchased of Fixed Assets (computer, office equipment, furniture & fixtures)	400,000	6.67
Total Business Development:	$3,545,000	59.09

Administrative Expenses	2,387,600	39.79
Total Use of Net Proceeds	$5,957,600	99.29

Total use of proceeds	$6,000,000	100.0

Application of Proceeds	If 50%	% of Total
Total Offering Proceeds	$(4,000,000)
Offering Expenses:
-Accounting	15,000	.38
-Legal and Professional	25,000	.63
-EDGAR Fees and Expenses	2,000	.05
-Printing	400	.00
Total Offering Expenses(1)	$42,400	1.06

Use of Net Proceeds:
Reporting and Compliance(2)	$25,000	.63

Business Development
-Technology Cost ( continued w ebsite development & Accounting Software)	25,000	.63
-Inventory	2,000,000	50.00
-Advertising & Marketing	75,000	1.87
-Personal Recruiting	15,000	.37
-Purchased of Fixed Assets (computer, office equipment, furniture & fixtures)	300,000	7.50
Total Business Development:	$2,415,000	60.37

Administrative Expenses	$1,517,600	37.94
Total Use of Net Proceeds	$3,957,600	98.94

Total Use of Proceeds	$4,000,000	100

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Application of Proceeds	If 25%	% of Total
Total Offering Proceeds	$(2,000,000)
Offering Expenses:
-Accounting	15,000	.75
-Legal and Professional Fees	25,000	1.25
-EDGAR Fees and Expenses	2,000	.10
-Printing	400	.02
Total Offering Expenses(1)	$42,400	2.12

Use of Net Proceeds:
Reporting and Compliance(2)	$25,000	1.25

Business Development		.
-Technology Cost ( continued website development & accounting software)	25,000	1.25
-Inventory	1,000,000	50.00
-Advertising & Market	50,000	5.00
-Personal Recruiting	15,000	.01
-Purchase of Fixed Assets (computer, office equipment, and furniture & fixtures)	300,000	20.0
Total Business Development:	$1,390,000	69.50

Administrative Expenses	542,600	27.13
Total Use of Net Proceeds	$1,957,600	97.88

Total Use of Proceeds	$2,000,000	100

Note:

(1)	This amount does not include the registration fee of $927.20
(2)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section of this prospectus entitled “RISK FACTORS”.

We planned our progress based on raising $8,000,000 from this offering. We have taken careful consideration to determine that $8,000,000 is the amount we need to sustain our operations for the next 12 months.  In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall. Those options include the loans by Yuma. In that regard, we have a written Senior Secured Line of Credit with Yuma pursuant to which we can borrow from Yuma the principal amount of $1,000,000, which accrues at an interest rate of 10% per annum, commencing on the dates the funds are borrowed. We can provide no guarantee or assurance that we can pay the amount lent, or any other amount, on the date the borrowed funds are to be repaid, May 31, 2018. A copy of that Senior Secured Line of Credit is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part. As of April 21, 2017, Yuma has lent us $981,902. Funds lent pursuant to that Senior Secured Line of Credit are due and payable on May 31, 2018; provided, however, accrued interest on the outstanding balance of advances is required to be paid monthly. To date, we have not made any payments of such interest.

We reserve the right to change the use of proceeds as a result of the need for more working capital. We may determine that we need more working capital to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2016. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

As of December 31, 2016
Common stock, $.001 par value	$178,012
Preferred stock, $.001 par value	$1,000
Additional paid-in capital	$1,989,011
Accumulated deficit	$(3,321,712))
Total stockholders’ equity (deficit)	$(1,153,689)

DETERMINATION OF OFFERING PRICE

The offering price of our common stock has been arbitrarily determined based on our capital requirements and has no relationship to any objective criterion of value. Additionally, because we have no significant operating history and have not generated any material revenues to date, the offering price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered factors such as our anticipated results of operations, present financial resources and the probability of acceptance of this offering. Our common stock is presently not traded on any market or securities exchange , and we have not applied for listing or quotation on any public market.

DILUTION

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering. Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering. Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2016 , as adjusted to give effect to the receipt of net proceeds from the sale of shares of common stock for $ 8,000,000 , which represents net proceeds after deducting estimated offering expenses of $ 42,400 (does not include the registration fee of $ 927.20 ).

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (10,000,000 shares), 188,011,826 shares then outstanding, will be approximately ($ .00 ) per share. If 50% of the offered shares are sold (20,000,000 shares), the net tangible book value of the 198,011,826 shares then outstanding will be approximately $ .01 per share. If 75% of the offered shares are sold (30,000,000 shares), the net tangible book value of the 208,011,826 shares then outstanding will be approximately $.02 per share. If 100% of the offered shares are sold (40,000,000 shares), the net tangible book value of the 218,011,826 shares then outstanding will be approximately $ .03 per share.

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Existing Shareholders Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value before the offering	$(1,204,520)	$(1,204,520)	$(1,204,520)	$(1,204,520)
Net tangible book value per share before the offering	$(.01)	$(.01)	$(.01)	$(.01)
Net tangible book value after the offering	$795,480	$2,795,480	$4,795,480	$6,795,480
Net tangible book value per share after the offering	$.00	$.01	$.02	$.03
Net increase in tangible book value per share to original shareholders	$.01	$.02	$.03	$.04
Number of shares outstanding before offering	178,011,826	178,011,826	178,011,826	178,011,826
Number of shares after offering held by existing shareholders	188,011,826	198,011,826	208,011,826	218,011,826
Original percent of ownership after offering	94.6%	89.9%	85.6%	81.7%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$.20	$.20	$.20	$.20
Gross Capital Contributions	$2,000,000	$4,000,000	$6,000,000	$8,000,000
Decrease Percentage in investment to new shareholders	100%	95%	90%	85%
Dilution per share to new shareholders	$.20	$.19	$.18	$.17
Number of shares after offering held by public investors	10,000,000	20,000,000	30,000,000	40,000,000
Percentage of ownership of new shareholders after offering	5.3%	10.1%	14.4%	18.3%

The following table is a comparison of the public contribution under this offering and the effective cash cost to officers, directors and affiliated persons of common equity by assuming 25%, 50%, 75% and 100% of the shares offered are sold.

If 10,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$.00	153,596,116	81.7%	$50,000
Investors in this Offering	$.20	10,000,000	5.3%	$2,000,000

If 20,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$.00	153,596,116	77.6%	$50,000
Investors in this Offering	$.20	20,000,000	10.1%	$4,000,000

If 30,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$.00	153,596,116	73.8%	$50,000
Investors in this Offering	$.20	30,000,000	14.4%	$6,000,000

If 40,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$.00	153,596,116	70.5%	$50,000
Investors in this Offering	$.20	40,000,000	18.3%	$8,000,000

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PLAN OF DISTRIBUTION

Offering will be sold by Christian Briggs , our principal executive officer and a member of our board of directors.

This is a self-underwritten offering. We will sell the shares in this offering directly to the public using the services of Christian Briggs , our president, pr incipal executive officer and a member of our board of directors. Mr. Briggs will receive no commission or other remuneration for his participation in the offering . Mr. Briggs will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) in reliance upon the exemption from registration specified in Rule 3a4-1 promulgated pursuant to the Exchange Act. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

1.	The associated person, at the time of his or her participation, must not be statutorily disqualified as that term is defined in Section 3(a)(39) of the Exchange Act;

2.	The associated person must not be compensated in connection with his or her participation by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

3.	The associated person, at the time of his or her participation and sale, must not be an associated person of a broker or dealer; and

4.	The associated person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise in connection in transactions in securities; (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (c) does not participate in the selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Briggs is (i) not statutorily disqualified pursuant to Section 3(a)(39) of the Exchange Act; (ii) will not receive commission or other remuneration for his participation in the offering, and (iii) is not a broker or dealer nor does he have plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Briggs intends to contact his friends, family members and acquaintances regarding the purchase of those shares . Additionally, Mr. Briggs (i) will continue to be our president and a member of our board of directors at the end of the offering; (ii) has not been during the last twelve months and is , currently , not a broker - dealer or associated with a broker - dealer; and (iii) will not participate in the selling and offering of securities for any issuer more than once every twelve months.

Neither Christian Briggs nor any of our other officers, directors or their affiliates is anticipated to purchase any shares of our common stock in this offering.

Pursuant to the securities laws of certain states, the shares offered by this prospectus may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states those shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We will only offer and sell those shares in those states where we register or qualify them for sale or where an exemption from such registration or qualification requirement is available and we have complied with such exemption.

As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

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Terms of the Offering

The Company is offering 40,000,000 shares of its common stock at a price of $.20 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten” best-efforts basis coordinated by Christian Briggs , our president, pr incipal executive officer and a member of our board of directors. The shares will be offered at a fixed price of $. 20 per share for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part. There is no minimum number of shares required to be purchased by an investor. No commission or other compensation related to the sale of the shares will be paid to Mr. Briggs . There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited into our corporate bank account. Investors’ subscriptions will be deposited in the Company’s bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 40,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond two hundred seventy (270) days from that effective date.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may not be enough to pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker-dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by this prospectus. Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscription fund s could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be available to us immediately and deposited into the Company’s general bank account. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Prospective i nvestors can purchase shares of our common stock offered by this prospectus by completing a Subscription Agreement (attached as Exhibit 10.2 to the registration statement of which this prospectus is a part) and sending it together with payment in full to “ BMC Capital, Inc. ” All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

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T here is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Funds submitted with a ny subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription is accepted, the respective subscription agreement will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber’s subscription, we will cause to be prepared and sent to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

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STATE SECURITIES-BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future. Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock. Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective. When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

DESCRIPTION OF SECURITIES TO BE REGISTERED AND OTHER SECURITIES

Common Stock

This prospectus relates to the offering of 40,000,000 shares of our common stock.

We are authorized to issue 249,000,000 shares of common stock, $.001 par value. There are 178,011,826 shares of our common stock issued and outstanding on the date of this prospectus, which shares are held by 50 shareholders. The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our board of directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;
•	do not have preemptive, subscription or conversion, or redemption rights; and
•	are entitled to one vote per share on all matters submitted to stockholders for a vote.

See also “PLAN OF DISTRIBUTION” and “RISK FACTORS” regarding negative implications of being classified as a “penny stock.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares of our common stock, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares of our common stock will not be able to elect any of our directors.

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Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, $.001 par value. There are 1,000,000 shares of our preferred stock issued and outstanding on the date of this prospectus, which shares are held by one shareholder, Heron, whose is beneficially owned by Christian Briggs, our Principal Executive Officer, President and Chairman of our board of directors. The shares of our preferred stock:

•	are senior and prior to our common stock and all other classes of capital stock issued by the Company with respect to the payment of dividends and the assets available for distribution to holders of our capital stock upon the liquidation, dissolution, or winding up of our affairs;
•	are entitled to 250 votes per share on all matters submitted to our stockholders for a vote;
•	may be converted to fully paid and non-assessable shares of our common stock, on a one share per one share basis; and
•	in the event of any liquidation, dissolution or winding up of the Company, the holders of the shares of our preferred stock then outstanding are entitled to receive an amount equal $1 per share out of the assets of the Company legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Company’s common stock.

A copy of the Certificate of Designations regarding our preferred stock is attached as Exhibit 4.1 to the registration statement of which this prospectus is a part.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Authorized but unissued Common Stock

Nevada law does not require stockholder approval for any issuance of authorized shares of our common stock. Additional shares of common stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Stock Purchase Warrants

There are warrants outstanding to purchase 1,606,441 shares of our common stock. Of those warrants, the per share exercise price for 546,052 shares of our common stock subject to those warrants is $.19; the per share exercise price for 263,158 shares of our common stock subject to those warrants is $0.38; the per share exercise price for 32,895 shares of our common stock subject to those warrants is $0.09; and the per share exercise price for 764,336 shares of our common stock subject to those warrants is $.30.

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Stock Purchase Options

We established the BMC Capital, Inc. 2016 Equity Incentive Plan, effective June 23, 2016 (the “Plan”). The Plan shall terminate as of the earlier of June 22, 2026, or on that date determined by our board of directors. The number of shares of our common stock which may be issued pursuant to the Plan is 20,000,000. A copy of the Plan is attached as Exhibit 10.1 to the registration statement of which this prospectus is a part.

As of the date of this prospectus pursuant to the Plan , we have granted options for 4,60 0 ,000 shares of our common stock, and the exercise price for those options is $.27 per share . Thomas Gingerich, our Principal Financial Officer, has options to purchase 3,000,000 shares of our common stock, and a copy of the stock option agreement pursuant to which those options are granted (titled “STOCK OPTION GRANT NOTICE”) is attached as Exhibit 10.3 to the registration statement of which this prospectus is a part. Delfino Galindo, our Chief Creative Officer, has options to purchase 500,000 shares of our common stock, and a copy of the stock option agreement pursuant to which those options are granted (titled “STOCK OPTION GRANT NOTICE”) is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part. Leslie Ball, a member of our Board of Directors , has options to purchase 250,000 shares of our common stock, and a copy of the stock option agreement pursuant to which those options are granted (titled “STOCK OPTION GRANT NOTICE”) is attached as Exhibit 10.5 to the registration statement of which this prospectus is a part.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF OUR BUSINESS

General Information

BMC Capital, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on December 28, 2009, with the name Comanchero Corporation to engage in the business of marketing and selling coins, metals, automobiles and other assets. A copy of our Articles of Incorporation is attached as Exhibit 3.1 to the registration statement of which this prospectus is a part. On December 30, 2009, we merged with a Texas corporation entitled Comanchero Corporation. Pursuant to that merger, the Texas corporation was merged with and into Comanchero Corporation, a Nevada corporation, and, accordingly, we are the surviving corporation. A copy of the Agreement and Plan of Merger which specifies the terms and conditions of that merger is attached as Exhibit 2.1 to the registration statement of which this prospectus is a part. A copy of the Articles of Merger filed with the Nevada Secretary of State and the Certificate of Merger filed with the Texas Secretary of State is attached as Exhibit 3.6 to the registration statement of which this prospectus is a part.

On March 1, 2010, we changed our name to Hard Asset Management, Inc. We changed our name to Hard Asset Management, Inc. to better associate us with the rare coin and metals industries. A copy of the Certificate of Amendment which changed our name to Hard Asset Management, Inc. is attached as Exhibit 3.2 to the registration statement of which this prospectus is a part.

On May 3, 2010, we changed our name to BMC Capital, Inc. We changed our name to BMC Capital, Inc., as an acronym for “Bring Me Coins”. A copy of the Certificate of Amendment which changed our name to BMC Capital, Inc. is attached as Exhibit 3.3 to the registration statement of which this prospectus is a part. Subsequently, we were notified by BMC Capital, LP, a Texas company, that it had a perfected interest in the name BMC Capital and, accordingly, we could not operate in Texas using “BMC Capital” as part of our name. Accordingly, on September 20, 2012, we registered the trade name BMC Hard Assets, Inc., and we operate using that name in our business of purchasing and selling rare coins, precious metals and antiquities.

On July 1, 2010, we effected a 2 for 1 forward split of our then outstanding shares of common stock. A copy of the Certificate of Amendment, which effectuates the 2 for 1 forward split is attached as Exhibit 3.4 to the registration statement of which this prospectus is a part.

From November 2012 through May 2016, we had minimal operations. In May 2016, we have decided to increase our operations as contemplated by the provisions of this prospectus.

We are a developmental stage company with a principal business of purchasing hard assets, as well as providing a platform for collectors to sell their hard assets, which includes rare coins, precious metals and other antiquities. Our renewed operations will be primarily conducted through our wholly-owned subsidiary, HAM.

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Currently, we have on hand a modest inventory of coins with what we estimate to be a fair market value of $557,000, which we acquired in April 2017. Currently, we have no ongoing customers.

Our principal executive office is located at 3267 Bee Caves Road, Suite 107-122, Austin, Texas 78746. Our telephone number is (512) 553-6785. Our fiscal year ends on December 31.

The principal executive office for our Subsidiary is located at 425 Carr 693, Suite 1, PMB 3 67, Dorado, Puerto Rico 00646. The telephone number for our Subsidiary is (787) 948-0072.

Neither we nor our Subsidiary has been a party to any bankruptcy, receivership or similar proceeding or has undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We are a development stage company with limited operations. As of the date of this prospectus , we have consummated one sale transaction, which occurred in December 2016. However, no transfers of the H ard Assets have been made through our website. Our net losses for the period ending December 31, 201 6 and December 31, 2015 were ($622,308) and ($12,291), respectively.

As of April 21, 2017, our cash on hand was $18,999. Currently, we do not have enough cash to finance our operations. We have incurred operating losses since our formation and expect to incur losses for the foreseeable future, and we may not achieve profitability. We expect to incur negative cash flows as we increase our inventory and incur operating losses. We will need to generate revenues in excess of the current amounts to achieve profitability and positive cash flows necessary to continue operating our business.

We anticipate to fund our operations for the next 12 months we will require approximately (i) $4,000,000 for inventory, which we anticipate that we will acquire during the first 3 months after we have sufficient funding; (ii) $64,000 each month for operating expenses (a total of $768,000); and (iii) $3 ,232,000 for working capital, for a total of $8,000,000.

Services

Our principal business is purchasing hard assets as well as providing a platform for collectors to sell their hard assets, which include rare coins, precious metals and other antiquities. We desire to become one of the leading companies in managing and selling rare coins, precious metals and other antiquities within the hard asset industry. Accordingly, we will offer an alternative to auction houses and wholesalers, thereby allowing collectors to purchase and sell such hard assets through our online marketplace created through our website bmchardassets.com. Through this website we intend to sell to, and act as a selling agent for, collectors who desire to sell antiquities, rare coins and precious metals.

Hard Asset Management, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico was incorporated on July 14, 2016. On August 25, 2016, the Company entered into a Stock Purchase Agreement with HAM, whereby the Company purchased and acquired 100% of the issued and outstanding shares of common stock of HAM. As a result, HAM became a wholly-owned subsidiary of the Company. A copy of that Stock Purchase Agreement is attached as Exhibit 2.2 to that registration statement of which this prospectus is a part. Our business is primarily conducted through our Subsidiary, who will purchase, store, sell and ship the Hard Assets. Our Subsidiary’s operations are based in Puerto Rico. Accordingly, HAM is subject to the tax laws of the Commonwealth of Puerto Rico, including Puerto Rico’s Act 20, which provides tax incentives for companies that establish and expand their export services businesses in Puerto Rico.

Acquisition and Management Programs

Our business does not require that we prepare or maintain documents which register or specify legal title in the names of the purchasers of our products or any other parties. After we receive complete payment for the Hard Assets, we will deliver possession of those Hard Assets to the purchasers thereof. Alternatively, those purchasers may elect to cause their Hard Assets to be stored in HAMS’ storage facility in Puerto Rico. Any and all Hard Assets kept in our Puerto Rico storage facilities will be inventoried on our computer system in such a manner as to identify the particular Hard Assets, the dates of purchase, the names and addresses of the owners, and the amounts of the respective purchase prices. We have not yet secured a storage facility but anticipate securing such a facility when operations commence. We have limited operations and anticipate increasing operations in the fourth quarter of 2016. We maintain insurance on terms and conditions that we consider appropriate, but we may not have adequate sources of recovery if our inventory is lost, damaged, stolen or destroyed, and recovery may be limited.

We have three Acquisition and Management programs, the Silver Account ($50,000 - $250,000), the Gold Account ($250,000 - $1,000,000) and the Platinum Account (more than $1,000,000), which allow collectors to choose their purchase amounts.

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We believe our 3 acquisition programs provide collectors with access to our management’s experience regarding the identification of authenticated rare assets and up-to-date information regarding the value of those assets. Additionally, we believe that we provide collectors the ability to benefit from strategies and techniques that, generally, are only known to experienced dealers and collectors. Our customers can choose one program and later change programs, if necessary.

Silver Legacy Program

Collectors choosing this program will be provided with high resolution imagery of each of the assets they acquire. We will provide to those customers detailed, written descriptions of those assets, specifying important factors, such as rarity, value, popularity, aesthetic appeal and historical significance. Additionally, those collectors will have online imagery of their assets posted on our website, with detailed descriptions to facilitate resale, as market opportunities occur.

Gold Legacy Program

The assets offered to those collectors who decide to participate in the Gold Legacy Program are graded and certified Mint State of 65 or higher or Proof 65 or higher and are limited to 10 or fewer pieces in their respective grades. Additionally, these assets are graded by third party grading services of coins, such as Professional Coins Grading Service, Numismatic Guaranty Corporation and Certified Acceptance Corporation. Grading of coins is used to determine the market value based upon the method pursuant to which a coin was struck, preserved, and how much wear and damage has occurred to that coin. The third party grading services use a 70 point scale for grading. The assets offered to collectors in the Gold Legacy Program are among the rarest assets available and have, generally, provided exceptional long term results, often avoiding cyclical variations that occur in the more common rare asset market.

Platinum Legacy Program

We offered to collectors that decide to participate in the Platinum Legacy Program assets which are among the most valuable and the rarest in the world. Those assets, generally, have provided the most returns and are quite historically significant. Assets offered to Platinum Legacy Program participants, generally, are museum quality assets.

Products

A majority of our collectible inventory will be U.S. and world rare coins. We believe that rare coins are some of the most prized assets for collectors. Additionally, our inventory will include currency, precious metals, rare books and other antiquities.

We anticipate that we will acquire our products from various wholesalers, dealers, collectors, estates, and businesses ceasing operations.

Rare Coins

We will acquire what we believe are only the most valuable of U.S. and world rare coins. Coins have had the greatest price increases and their potential value is influenced by past performance, metal content, historical significance and artistic beauty.

We believe that rare coins may provide the collector with a hedge against inflation, financial stability and potential for significant profits. There are significant opportunities with rare coins, and the coins to choose from vary based on a collector’s objectives.

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Our rare coin inventory concentration is early American (circa 1793-1840) coins. Those coins are very rare and in uncirculated condition. We will, also, have world coins, from places such as Europe and most Asian countries.

Currently, we have on hand a modest inventory of coins with what we estimate to be a fair market value of $557,000, which we acquired in April 2017.

Precious Metals

We can provide our clients the opportunity to purchase precious metals such as palladium, platinum and rhodium.

The market has become competitive for rhodium. Rhodium is a byproduct of platinum and is extremely rare. Only about one-tenth of the amount of rhodium is mined compared to platinum, and only one hundredth of the amount of rhodium is mined as compared to gold. The low production of rhodium worldwide and the increasing use by auto industry usage should allow rhodium to be a sought after product.

Platinum and palladium are additional precious metals we will market, depending on the markets. Platinum is better known and can be an easier item to sell than Palladium. Palladium is lesser known, and can be as volatile as platinum. Prices can depend on the industrial use of the metals, the more used in autos or jewelry, the higher price the metal becomes. If the auto industry lags, the price can drop quickly.

Precious metals are generally purchased on a cost plus basis. If a customer desires a particular quantity of metals, we can arrange to purchase the quantity desired, and we will mark up the cost by as much as one percent to ten percent.

Currency

The value of currency depends almost entirely on its condition or state of preservation, not the age, date or foreign currency exchange rates. Because currency in mint condition is always worth more to collectors, it requires an experienced dealer to estimate the realistic current value of such currency.

Rare Books

We will acquire rare books, which are as unique as the collectors who collect them. Collectors specializing in books understand the overwhelming odds against the survival of many first editions, which makes them valuable. We will make concerted efforts to increase this part of our business, as we believe it can be profitable. We anticipate that it will cost us $50,000 to provide those rare books for sale online. We anticipate we will fund those costs by funds from our operations.

Antiquities

We intend to expand our antiquities inventory by adding pottery vessels, guns, jewelry, clothing and stone tools. We believe that antiquities such as these have significant potential to increase in value. As we increase our inventory of these items, we believe that we will experience substantial growth in revenue. We anticipate that it will cost us $50,000 to provide those products for sale online. We anticipate we will fund those costs from our operations.

Pricing

There are three third-party grading services of coins, Professional Coin Grading Service (“PCGS”), Numismatic Guaranty Corporation (“NGC”) and Certified Acceptance Corporation (“CAC”). Coins are graded by the independent services to determine their physical conditions. Grades range from “Poor” to “Perfect Uncirculated”. The grade of a coin goes a long way in determining the value. All of our coins are graded by PCGS or NGC to ensure their quality. The grading services also authenticate coins, and upon request, encapsulate a coin for verification purposes, if it re-enters the market.

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The importance of the third-party grading system cannot be overestimated when it comes to the pricing of coins. The rare coin valuation system has evolved to grading services that are well-respected and their prices are used as standards in the industry. Each grading service offers price guides and lists on their websites. A coin can be submitted for valuation as well. We rely on the PCGS and NGC price guides to determine prices of our rare coins. The lists are only for guidance, and our prices may occasionally vary from the price list.

Market conditions result in coins selling for higher or lower prices than published in the guides. Accuracy of the guides depends on the persons who interpret the market and the information accessible to them. Another factor to consider when using the guides is timing, such as how often are the guides updated. This makes it important for dealers to consult various guides and not focus only on one source.

In determining the value and pricing, we consider scarcity, condition, supply and demand.

As a coin becomes more scarce, the price will increase. It is difficult, however, to determine the number of coins available for sale. The original number of coins issued (minted) is not always an accurate indicator of scarcity. Coin population reports may help determine the scarcity or survival rate, but are not always accurate. We have access to various sources, which assist in determining availability of coins.

The condition of a coin is determined by grading, which is performed pursuant to exacting specifications by trained persons. Experts use a scale of 1 to 70 to specify the condition of coins, using recognized specifications to determine the grade of a coin.

Because rare coins are no longer minted, the supply is limited, due to attrition, hoarding, donations to museums and government intervention. As time goes on, the supply continues to decrease, making those coins available more valuable.

A coin’s rarity, historical significance and quality (grade) will influence the demand for that coin. Marketing campaigns, national advertisements on TV, and redesigns of coins have attributed to increased demand for coins. As casual collectors become more sophisticated and values of coins increase, collectors’ interest and demand for coins increase.

We consider those factors when consulting with collectors. Combining the changes in supply with the demand is what we believe will cause our relationships with collectors to be strong. We will assist collectors with new collectible opportunities to increase revenue.

Industry Analysis: Markets

Rare coins are traded on an exchange (American based) that provides prices and available coins from all over the world. Dealers can post an available coin and the price being sought for that coin. Dealers can, also, post coins for potential purchase and the prices they are willing to pay for such coins.

Due to the lack of government regulations placed on dealers and collectors, the coin industry is very competitive and probably the reason there is no single coin brokerage firm that dominates the market. In addition, no single collector has the resources to purchase a significant quantity of available coins to affect value. This structure allows for a sufficient “supply/demand” market.

The supply for rare coins is diminishing. The supply is limited to what was originally minted reduced by those coins that have been taken out of circulation. Coins have been removed from circulation by being melted, lost for different reasons, placed in museums, or in private collections.

The demand for and collection of rare coins has been around for two thousand years. Since gold was demonetized in 1933 and silver followed in 1968, the price of the metals quickly increased above the face exchange rate. This caused people to pursue rare coins and become collectors. As coins were taken out of circulation, it created a premium market for the acquisition of rare coins.

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Using the basic supply and demand characteristics of coin collecting, combined with the grading concepts of rare coins, there is a recognizable pricing model and resulting market. As collectors generally desire the best coins possible, the top grade coins are preferred and the supply decreases and, as a result, values increase.

Competition

Our competition consists of dealers, auction houses and other collectors throughout the United States and overseas. Some of our competitors are also some of our customers. With the advancement of the Internet, competition is worldwide. Anyone that can develop a website and have a small inventory or access to coins can now be a competitor.

Hundreds, if not thousands, of dealers and auction houses can be found on the Internet. Technically, each one of them is a competitor; all are looking to attract collectors. All of those dealers and auction houses sell coins on-line, or a collector can visit the nearest office. The websites are those of dealers/wholesalers located throughout the United States and the world.

The American Numismatic Association (“ANA”) has more than 28,000 members, such as collectors, dealers and other persons interested in the numismatic field. The ANA began in 1891, and has continued to create an alliance among persons interested in the numismatic industry. The members in the ANA are potential competitors (and customers) of the Company.

Our Website and Delineation of the Market Area

We will offer an alternative to auction houses and wholesalers, thereby allowing collectors to purchase and sell such hard assets through our online marketplace created through our website bmchardassets.com. Through our website we intend to sell to, and act as a selling agent for, collectors who desire to sell antiquities, rare coins and precious metals.

We have built an effective and creative website (www.bmchardassets.com). Our creative team, led by Delfino Galindo, our Chief Creative Officer, has created a website which we believe will separate us from other dealers and sellers. We have integrated our system with FizCommerce , the online arm of Dillon Gage of Dallas, one of the largest suppliers of rare coins and bullion.

The term of our agreement with Dillon Gage commenced on June 1, 2016, and continues through May 31, 2018. Additionally, the term of that agreement is renewable. Pursuant to the provisions of that agreement, we agreed to pay Dillon Gage an annual fee of $1,800. On June 1, 2017, we are obligated to pay that annual fee for the second year of the initial term of that agreement.

Pursuant to the provisions of that agreement, Dillon Gage has provided us with access to its website regarding its inventory. We determine which products included in the Dillon Gage inventory that we desire to promote and offer on our website. Every week we refresh our website to update those items in the Dillon Gage inventory that we desire to offer and sell on our website.

Dillon Gage has no influence or control of our website; provided, however, Dillon Gage establishes the prices that its want to receive for its products . W e make a determination of the appropriate commission amount that we add to the Dillon Gage base price , and th e amount of that commission plus that base price becomes the price that we display on our website. When a customer provides us with the purchase price for a Dillon Gage inventory product, we deduct from the amount paid by that customer our commission and then send to Dillon Gage the remaining amount.

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In the event that a customer purchases a Dillon Gage product from our website and Dillon Gage is paid for that product but that product is not received by that customer and is determined to be lost, Dillon Gage’s insurance will pay the amount of the loss to that customer, up to the gross sales price of the lost product.

We have agreed with Dillon Gage that each party to that agreement shall bring all differences of interpretation and disputes occurring in connection with that agreement to the attention of the other party at any time without prejudicing the harmonious relationship between the parties to that agreement and the operations contemplated by the provisions of that agreement, and the appropriate personnel and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by email, telephone or personal meeting under friendly and courteous circumstances. For example, in the event any customer is not satisfied with his or her purchase of a Dillon Gage product, Dillon Gage will work with us to satisfy that customer. A ny controversy, claim or breach resulting from or relating to that agreement which the parties are unable to resolve to their mutual satisfaction may be otherwise resolved in any forum having jurisdiction thereof.

This allows our clients to view millions of dollars of rare coin inventory, transact and manage their portfolios through our website. Our website, also, features videos created by us of certain coins, which will give the client additional information not found on other sites. The inventory includes U.S. coins, foreign coins and bullion for purchase. After the sale, Dillon Gage will ship the product in a BMC Capital container.

Copies of the documents related to that agreement are attached collectively as Exhibit 10.7 to the registration statement of which this prospectus is a part.

The website will also feature a live show weekly, hosted by Christian Briggs, our principal executive officer to discuss what is hot in the marketplace, discuss current events affecting antiquities and markets and answer questions from viewers. We have access to a studio in Austin, Texas to present the live show, which will also be saved as a podcast on our website for later viewing. This feature is not available by other dealers, and will add a special feature to the Company and separate us from others.

Our website became operational on January 9, 2017.

Revenue

We anticipate that we will receive revenue from the sale and management of Hard Assets. Additionally, we intend to charge a commission for transfers that occur through our website, which we anticipate will be a percentage of gross sales proceeds.

Accordingly, we have two distinct operations from which we anticipate that we will receive revenue. One of those operations includes our sale of rare coins, precious metals and antiquities to collectors, at prices based on what we believe to be the fair market value of those items, which includes our analysis regarding the potential for increase in value. Our profits on sales of those items will vary from item to item, and we anticipate developing loyal relationships with our customers, so that they will utilize our services to resell those items and also those items that they may have purchased from other sources.

Also, we act as agent for various collectors in connection with the purchase and sale of rare coins, precious metals and antiquities. We will charge an average commission of 10 to 15% of the sales prices of any item for which we act as agent. The selling collector establishes a minimum price for those items to be sold or, alternatively, can request advice from us with respect to the price. This should result in the collector receiving the best price possible and, accordingly, we benefit with a larger commission. Any cost associated with the transaction will be discussed with the selling collector and will be paid from that collector’s proceeds of the sale.

The second of those operations is the management and representation of those collectors when and if they decide to sell those assets. We will manage an integral part of a collector’s portfolio, making certain we achieve maximum value of their investment. The success of our customers will mean our continued involvement and growth with each customer. Collectors that have purchased assets from other sources are invited to allow us to represent them in connection with resale of those assets.

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We intend to increase our sales by adding sales representatives, which shall be compensated on a commission basis. To develop our business, those sales representatives will use their collector data bases, attend trade shows and continue to be involved with the industry. We are unsure of when we will have sufficient funds to add sales representatives to our team.

Agreements

The Company

Senior Secured Line of Credit

Yuma lends us the funds necessary to operate our business. In that regard, we have a written Senior Secured Line of Credit with Yuma pursuant to which we can borrow from Yuma the principal amount of $1,000,000, which is due and payable on May 31, 2018, and bears an interest rate of 10% per annum, commencing on the date the funds are borrowed. We can provide no guarantee or assurance that we can pay the amount demanded, or any other amount, on May 31, 2018. A copy of that Senior Secured Line of Credit is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part. As of April 2 1 , 2017, Yuma has lent us $981 ,902 in cash. Accrued interest on the outstanding balance of advances is required to be paid monthly. To date, we have not made any payments of such interest. The transaction contemplated by that line of credit does not contemplate a revolving line of credit and amounts we pay to Yuma for advances made pursuant to that line of credit may not be borrowed by us again.

The Subsidiary

RedChip Agreement

On January 10, 2017 , HAM entered into a written marketing agreement with RedChip Companies, Inc. (“RedChip”) effective January 20, 2017 , and continuing for six months ( the “RedChip Agreement”) . Both parties may extend the RedChip A greement by mutual consent for an additional six months. Pursuant to th e RedChip A greement, RedChip will assist HAM with marketing and advertising, develop capital market messaging and press releases. Pursuant to the RedChip Agreement, commencing on that date which is no later than 10 calendar days following the date upon which the registration statement of which this prospectus is a part is declared effective by the SEC (the “Effective Date”), we shall issue or cause to be issued to RedChip 250,000 shares of our common stock. Additionally, pursuant to that agreement, effective on the first business day of each six month period successively following the Effective Date, we shall issue or cause to be issued to RedChip 250,000 shares of our common stock. Pursuant to the RedChip Agreement, a ll shares shall be restricted securities and considered fully paid on the respective dates of issuance. A copy of the RedChip Agreement is attached as Exhibit 99.2 to that registration statement of which this prospectus is a part.

Ray Wyman Proposal and Agreement

On January 31, 2017, HAM entered into a written marketing agreement with Ray Wyman (“Wyman”) , which agreement continues until a written 30-day notice of cancellation is provided by either party to the other party . Pursuant to that agreement, Wyman is to provide marketing letters, weekly market updates and research papers for HAM’s client base. HAM paid an initial fee of $5,020 to Wyman , and Wyman will be compensated $1,440 per month for weekly updates and $600 each for research paper that is completed upon HAM ’s request ( the “Wyman Agreement”). A copy of the Wyman Agreement is attached as Exhibit 99.3 to that registration statement of which this prospectus is a part.

Sales and Marketing

To gain recognition, we will utilize our website, www.bmchardassets.com with the live shows, attend trade shows, auctions and present seminars for collectors and dealers, to market, buy and sell coins and bullion.

The Internet has become a popular method, which many buyers of rare coins use to purchase, sell and trade coins. Collectors and dealers are doing much of their own research, rather than relying solely on price guides. Because of this, we have created our website, to not only present our inventory, but to give viewers information about the current industry and markets through videos and our live show. We desire that our website to be a “go-to” website for current and future collectors, where they can gain knowledge and the ability to purchase.

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We intend to become active at trade shows and auctions, not only to buy and sell inventory, but increase our visibility. Our representatives will attend shows throughout the United States. The attendance at those shows should enable us to meet potential new collectors, demonstrate our products and knowledge in the industry and provide us with visibility in the industry.

Target Customers

Our target customers are mostly wealthy individuals and other dealers. Our targeted customers include dealers such as Dillon Gage. Currently, we do not have any ongoing customers.

Customers (collectors or dealers) can be two types, a “generalist” or a “specialist”. The generalist acquires a wide range of coins, mints, types, years and grades. The specialist has a more narrowed focus and more knowledge regarding a smaller number of coins. We work with both types of customers, gaining knowledge of their strategies and objectives, and we will recommend additions to their collections, which we hope will build a loyalty to continue trading with us.

Government Regulations

We are subject to various laws, litigation, regulatory matters and ethical standards, and our failure to comply with or adequately address developments as they occur could adversely affect our reputation and operations. Our policies, procedures and practices and the technology we implement are designed to comply with federal, state, local and foreign laws, rules and regulations, including those imposed by the Securities and Exchange Commission (the “SEC”), the Federal Trade Commission, the U.S. Postal Service, and other regulatory agencies, the marketplace, and Puerto Rico authorities, as well as responsible business, social and environmental practices, all of which may change from time to time.

The regulations of those agencies are comprehensive and prohibit such things as fraud and theft. To some extent, because of the international nature of the coin industry, it is difficult for any one agency to regulate the industry completely.

Significant legislative changes, including those that relate to employment matters and health care reform, could impact our relationship with our employees, which could increase our expenses and adversely affect our operations. In addition, if we fail to comply with applicable laws and regulations or implement responsible business, social and environmental practices, we could be subject to damage to our reputation, class action lawsuits, legal and settlement costs, civil liability, increased cost of regulatory compliance, restatements of our financial statements, disruption of our business and loss of customers. Any required changes to our employment practices could result in the loss of employees, reduced sales, increased employment costs, low employee morale and harm to our business and results of operations. In addition, political and economic factors could lead to unfavorable changes in federal and state tax laws, which may increase our tax liabilities. An increase in our tax liabilities could adversely affect our results of operations. Litigation or regulatory developments could adversely affect our business and financial condition.

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There are various federal, state, local and foreign laws, ordinances and regulations that affect our business. For example, we are required to comply with the Foreign Corrupt Practices Act and a variety of anti-money laundering rules.

The SEC has promulgated final rules mandated by the Dodd-Frank Act regarding disclosure, on an annual basis, of the use of tin, tantalum, tungsten and gold, known as conflict minerals, in products manufactured by public companies. These new rules require due diligence to determine whether such minerals originated from the Democratic Republic of Congo (the "DRC") or an adjoining country and whether such minerals helped finance the armed conflict in the DRC.

We have concluded that we are not currently subject to the conflict minerals rules because we are not a manufacturer of conflict minerals under the definitions set forth in the rules. Depending on developments in our business, we could become subject to the rules at some point in the future. In that event, there will be costs associated with complying with these disclosure requirements, including costs to determine the origin of gold used in our products. In addition, the implementation of these rules could adversely affect the sourcing, supply and pricing of gold used in our products. Also, we may face disqualification as a supplier for customers and reputational challenges if the due diligence procedures we implement do not enable us to verify the origins for the gold used in our products or to determine that the gold is conflict free.

Recently, Donald J. Trump was elected as the President of the United States. The transition of different administrations may result in changes to various federal laws, which may affect our operations. Mr. Trump has not been particularly lucid regarding contemplated changes in federal law that may affect our business. There can be no assurance that the regulation of our business will not increase or that compliance with the applicable regulations will not become more costly or require us to modify our business practices.

Puerto Rico Act 20

We anticipate that our Subsidiary, whose operations are based in Puerto Rico, will be subject to the tax laws of the Commonwealth of Puerto Rico, including Puerto Rico’s Act 20 (“Act 20”).

Act 20 promotes the exportation of services and provides attractive tax incentives for companies that establish and expand their export services businesses to Puerto Rico. It provides benefits for services provided from Puerto Rico to outside markets. Such tax incentives may include a 4% tax rate on income, up to a 100% tax exemption on distributions from earnings and profits, and up to a 90% tax exemption from personal property taxes for certain types of businesses.

Pursuant to Act 20, an eligible business is defined as any “entity with a bona fide office or establishment located in Puerto Rico, carrying or that can carry out eligible services listed in Article 3(k).” Additionally, the eligible activity must not have a nexus with Puerto Rico, and the service must not be related to the conduct of trade, business or other activity in Puerto Rico.

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Some of the eligible activities to receive benefits under Act 20 are services in the following areas:

•	Research and development;
•	Advertising and public relations;
•	Economic, scientific, environmental, technological, managerial, marketing, human resources, engineering, information systems, auditing and consulting services;
•	Consulting services for any trade or business;
•	Commercial art and graphic services;
•	Production of engineering and architectural plans and designs, and related services;
•	Professional services such as legal, tax and accounting services;
•	Centralized managerial services, including, but not limited to, strategic direction, planning and budgeting, that are performed by a headquarters company or a regional headquarters that is engaged in the business of providing such services.
•	Services performed by electronic data processing centers;
•	Development of licensable computer software;
•	Telecommunications voice and data between persons located outside of Puerto Rico;
•	Shared service centers;
•	Investment banking and other financial services, including but not limited to asset management, management of investment alternatives, management of activities related to private capital investment, management of coverage funds or high risk funds, management of pools of capital, trust management that serves to convert different groups of assets into securities, and escrow accounts management services.

While there is no guarantee that our Subsidiary will qualify for the tax benefits under Act 20, we anticipate that our Subsidiary will qualify under Article 3(f), which pertains to an eligible business, Article 3(g), a new business; and Article 3(k) regarding eligible services. We anticipate there is a combination of various eligible services that would qualify our Subsidiary’s operations under Act 20. The application for qualification under Act 20 was filed on September 30, 2016; provided, however, we cannot provide any assurance or guarantee that it will be approved. As of the date of this prospectus, our Subsidiary’s application status is “eligible case , ” which means the Industrial Tax Exemption Office has issued a p ositive recommendation that HAM’s services be qualified under Act 20 and has drafted a tax exemption decree. Notwithstanding the foregoing, HAM has not officially been approved for Act 20 qualification. S ince Puerto Rico has elected a new government , application review is taking l onger . Presently, we do not have any information that would enable us to predict our application will be approved.

Security Measures

Coins should be kept where they are protected from theft, mechanical damage, or harsh environmental conditions. The chemically reactive nature of copper and silver in coins can cause them to corrode and tarnish severely, seriously impairing their values. A dry area with an even temperature works best to maintain the coins' conditions. We will hold our inventory in safe deposit boxes in a nationally insured banking institution in Puerto Rico. Our inventory held in those safe deposit boxes are insured, at cost or fair market value, whichever is more.

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12 Month Growth Strategy

Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. While a strategic and wisely executed campaign is key to expanding our operations; selling 40,000,000 shares at $0.20 per share should position the Company in the best possible way for long term success.

We have planned our progress based on raising $8,000,000 through this offering. We have taken consideration to determine that $8,000,000 would be sufficient to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 40,000 ,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of the offering. Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 100%, 75%, 50% and 25%, respectively, of the shares offered by this prospectus.

First 3 Months

•	Attend coin shows, bid in auctions and meet with existing dealers such as Heritage Rare Coin Auctions and Dillon Gage to begin gathering inventory for our website .
•	I dentify and obtain lead databases for potential clients .
•	Contact past clients as potential leads.
•	Continue to d evelop and refine the Company’s website, i.e., prepare videos on coins, integrate other dealer ’s inventory ( such as Dillon Gage ) .
•	Identify and interview sales agents and discuss and identify marketing campaigns and promotions.

	25%	50%	75%	100%
Offering Expenses	$20,000	$20,000	$20,000	$20,000
Business Development	$345,000	$345,000	$345,000	$345,000
Administrative Expenses	$81,000	$227,750	$360,000	$500,000
Compliance with filing requirements (accounting and legal fees)	$6,250	$6,250	$6,250	$6,250

4-6 Months

•	Develop training courses for sales agents.
•	Hire and train sales agents.
•	Launch promotion, marketing and advertising promotions.
•	Begin purchasing inventory.
•	Set-up office and storage facilities in Puerto Rico .
•	Hire administrative personnel for sales agents.

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	25%	50%	75%	100%
Offering Expenses	$22,400	$22,400	$22,400	$22,400
Business Development	$685,600	$1,200,000	$1,770,000	$2,270,000
Administrative Expenses	$135,000	$380,850	$600,600	$847,600
Compliance with filing requirements (accounting and legal fees)	$6,250	$6,250	$6,250	$6,250

7-9 Months

•	Continue to develop and train sales agents.
•	Research and develop additional advertising and marketing channels, i.e., video broadcasts via the website on the economy and how it may effect hard assets,
•	Identify and set-up financing programs with banks for the financing of Hard Assets and storage facilities for potential clients ,
•	Begin storage of client inventory.

	25%	50%	75%	100%
Offering Expenses	$0	$0	$0	$0
Business Development	$180,000	$560,000	$865,000	$1,115,000
Administrative Expenses	$163,000	$454,500	$713,500	$1,020,000
Compliance with filing requirements (accounting and legal fees)	$6,250	$6,250	$6,250	$6,250

10-12 Months

•	Implement additional advertising and marketing techniques.
•	Research additional channels to sell.
•	Attend trade shows and identify new dealers.
•	Begin implementing financing programs with clients.

	25%	50%	75%	100%
Offering Expenses	$0	$0	$0	$0
Business Development	$180,000	$310,000	$565,000	$815,000
Administrative Expenses	$163,000	$454,500	$713,500	$1,020,000
Compliance with filing requirements (accounting and legal fees)	$6,250	$6,250	$6,250	$6,250

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Nevada anti-takeover laws

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest.” This law provides, generally, that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is, generally, defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of “issuing corporations” as defined by the act. An issuing corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record who reside in Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so, if any such party cannot obtain the approval of our board of directors.

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MARKET FOR OUR COMMON STOCK

There is no established public market for our common stock.

We intend to apply to have the prices of our common stock quoted on the Over the Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) currently with the filing of the registration statement of which this prospectus is a part. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by such market maker for quotation on the OTCBB will be approved. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares of common stock will develop, or, if developed, it will be sustained.

LIMITATIONS IMPOSED BY REGULATION M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

Reports to Security Holders

When the registration statement of which this prospectus is a part is declared effective by the SEC, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934, and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RESEARCH AND DEVELOPMENT

We have not incurred any costs for research and development to date, and we have no plans to undertake any research and development activities.

INTELLECTUAL PROPERTY

Our intellectual property consists of our website, bmchardassets.com, developed internally by our employees and completed in August 2016. The base content of our website will remain the same, but the inventory section will be constantly updated with new items. Through our website, we intend to sell to, and act as a selling agent for, collectors who desire to sell antiquities, rare coins and precious metals.

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EMPLOYEES

Employees of the Company

Presently, we have no employees.

Currently, we have no written employment agreements with our executive officers.

Our officers and directors are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth. Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations. We intend to hire additional employees at such time as we determine it is appropriate. We can provide no assurance or guarantee on the date on which we will hire employees.

Employees of our Subsidiary

Our Subsidiary, currently, has 5 employees.

Thomas Gingerich is the Principal Financial Officer.

Delfino Galindo is the Chief Creative Officer.

Josh Gottesgen and Patrick Kliesch are full-time employees and assist in our website development, video production and live shows on our website.

Christian R. Briggs is the Principal Executive Officer, President and chairman of our board of directors.

Currently, our Subsidiary has no written employment agreements, bonus guarantees, retirement plans or any other benefits with our employees. Those employees are at-will and will receive the following annual salaries:

Employee	Position	Annual Salary
Christian Briggs	Principal Executive Officer, President and chairman of the board of directors	$240,000
Delfino Galindo	Principal Creative Officer	$180,000
Thomas Gingerich	Principal Financial Officer	$180,000
Josh Gottesgen	Website development and video production	$100,800
Patrick Kliesch	Website development and video production	$67,200

We have no present plans to be acquired or to merge with another company, nor do our directors or shareholders have plans to enter into a change of control or similar transaction.

OUR PROPERTY

Our principal executive office is located at 3267 Bee Caves Road, Suite 107-122, Austin, Texas 78746, which is comprised of approximately 500 square feet and for which we pay rent of $2,500.00 per month. The term of the lease for those offices began on August 1, 2016 and expires on May 31, 2017.Those offices are leased from Austin Real Estate.

The principal executive office of our Subsidiary is located at 425 Carr 693, Suite 1, PMB 367, Dorado, Puerto Rico 00646, which is comprised of approximately 2,500 square feet and for which we will pay $2,500 per month. The term of the lease for that office begins October 1, 2016, and expires on September 30, 2017. The office is leased from GTA, LLC, a company beneficially owned by Christian Briggs, our Principal Executive Officer, President and a member of our board of directors.

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We believe our current premises are adequate for our current operations.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liability in the normal course of business.

For the year ended December 31, 2016, the Company incurred a loss from operations of $622,308. At D ecember 31, 2016 , the Company had an accumulated deficit of $3,321,712 and a working capital deficit of $1,235,557. These circumstances raise substantial doubt about the Company ’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise the required additional capital to meet short and long-term operating requirements. During the year ended December 31, 2016, the Company received net cash proceeds of $430,700 from Yuma, which is beneficially owned by Christian Briggs, our Principal Executive Officer, President and a member of our board of directors.

We believe that $8,000,000 will be needed to fund the Company ’s short and long-term operating requirements. Such financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective inventory opportunities or needed marketing , which could significantly and materially restrict our operations. We are continuing to pursue financing alternatives to improve our working capital position. If we are unable to obtain the necessary capital, we may have to cease operations.

Factors That May Affect Future Results and Financial Condition

Our future operating results and financial condition are dependent on our ability to successfully sell and distribute the Hard Assets. Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition. Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, those factors specified herein.

Results of Operations

The following should be considered in conjunction with the financial statements and notes thereto included elsewhere herein.

The Company has been materially inactive since 2012. In 2016, we determined to increase our operations and, additionally, determined that the formation of our Subsidiary to operate in Puerto Rico would beneficially accommodate an increase of our operations. Accordingly, in 2016, we formed our Subsidiary and our Subsidiary commenced those operations that are normally associated with a new business, including, but not limited to, creating our website, videos for our website and marketing materials. Accordingly, the Company incurred expenses during the second quarter of 2016, in preparation of  increasing operations in the fourth quarter 2016, with revenue and cash flow.

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Results of Operations for the year ended December 31, 2016 compared to the year ended December 31, 2015.

The following table sets forth, for the years indicated, certain statement of operations data.

	For the year ended December 31, 2016	For the year ended December 31, 201 5
REVENUES	$40,000	$0
COST OF GOODS SOLD	$29,000	$0
GROSS PROFIT	$11,000	$0
OPERATING EXPENSES	$(598,386)	$(5)
OTHER INCOME ( EXPENSE - INTEREST )	$(23,922)	$(12,286)
NET LOSS	$(622,308))	$(12,291)

Segment information

We report information about operating segments, as well as disclosures about our products, geographic areas and major customers. Operating segments are defined as revenue-producing components, which are generally used internally for evaluating segment performance. We have concluded that we have only one reportable segment.

Revenue

	For the year ended December 31, 2016	For the year ended December 31, 2015

REVENUE	$40,000	$0

We had $40,000 in revenues for the year ended December 31, 2016.

We had no revenue for the year ended December 31, 2015.

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Cost of Goods Sold

	For the year ended December 31, 2016	For the year ended December 31, 2015
Cost of Goods Sold	$29,000	$0
Percent of Revenue	72.50%	0.00%

We had $29,000 in cost of goods sold for the year ended December 31, 2016.

We had no cost of goods sold for the year ended December 31, 2015.

Gross Profit

	For the year ended December 31, 201 6	For the year ended December 31, 2015
Gross Profit (Loss)	$11,000	$0
Percent of Revenue	27.50	0.00%

 We had $11,000 in gross profit for the year ended December 31, 2016.

We had no gross profit for the year ended December 31, 2015.

We had one sale transaction during the year ended December 31, 2016. The one transaction resulted in a gross profit of $11,000.

We had no sales transaction during the year ended December 31, 2015, therefore, we did not have cost of sales.

Operating Expenses

	For the year ended December 31, 2016	For the year ended December 31, 2015
General and Administrative Expenses	$328,919	$5
Percent of Revenue	0.00%	0.00%

Our general and administrative expenses were $328 ,919 for the year ended December 31, 2016.

Our general and administrative expenses were $5 for the year ended December 31, 2015.

Our general and administrative expenses increased from $5 for the year ended December 31, 2015, to $328 ,919 for the year ended December 31, 2016. During the year ended December 31, 2016, we renewed operations ; accordingly, t he increase in general and administrative expenses was due to expenses for salaries and benefits, video development, dues and office expenses .

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Other Income (Expense)

	For the year ended December 31, 2016	For the year ended December 31, 2015

(Interest Expense)	$23,922	$12,286

For the year ended December 31, 2016, we had $23 ,922 in interest expense.

For the year ended December 31, 2015, we had interest expense of $12,286.

Net Loss

	For the year ended December 31, 2016	For the year ended December 31, 201 5

Net Income (Loss)	$(622,308)	$(12,291)

For the year ended December 31, 2016, we had $622 ,308 in net loss.

For the year ended December 31, 2015, we had $12,291 in net loss.

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Consulting and Professional Fees

	For the year ended December 31, 2016	For the year ended December 31, 2015
Consulting fees	$142,475	$0
Professional Fees	$124,097	$0
Percent of Revenue	666.43%	0.00%

Our consulting and professional fees were $266 ,572 for the year ended December 31, 2016, as operations were renewed.

We had no consulting and professional fees for the year ended December 31, 2015 , because we had no operations during that period.

Consulting and professional fees increased $266,572, for the year ended December 31, 2016, as compared to $0 for the year ended December 31, 2015.

For the year ended December 31, 2016, our consulting fees were $142,475, which accrued to Heron for the services of Christian Briggs, our Principal Executive Officer and a member of our Board of Directors; and our professional fees were $4,000 accrued to a valuation firm for preparation of an Internal Revenue Code Section 409A valuation; $19, 950 to our audit firm for the 2015 year-end audit fees and review of interim financial statements, and $100 ,149 paid to a law firm for general business purposes. Beginning January 1, 2017, our Subsidiary begin accruing $20,000 each month for Christian Briggs’ salary , instead of our accrual of $20,000 for monthly consulting fees agreed to be paid to Heron.

For the year ended December 31, 2015, we had no consulting or professional fees.

General and Administrative Expenses

	For the year ended December 31, 2016	For the year ended December 31, 2015
General and Administrative Expenses	$328,919	$5
Percent of Revenue	882.10%	0.00%

Our general and administrative expenses were $3 28,919 for the year ended December 31, 2016.

Our general and administrative expenses were $ 5 for the year ended December 31, 2015.

During the year ended December 31, 2016, we renewed operations, with one sale transaction in the fourth quarter . During the year ended December 31, 2016, we renewed operations, incurring expenses for salaries and benefits, video development, dues, office expenses and interest expense. Our general and administrative expenses for that year included $221,967 for salaries and benefits; $79,576 for video and computer expenses; $8,242 for dues and similar expenses; $10,440 for office expenses, $8,694 for marketing and direct sales expenses and $23,922 for interest expense.

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For the year ended December 31, 2015, our general and administrative expenses included $5 for office expenses .

W e anticipate full activity in the second quarter of 2017.

Liquidity and Capital Resources

For the year ended December 31, 201 6 and December 31, 201 5

As of December 31, 2016, we had cash equal to $21,585. Net cash used in operating activities for the year ended December 31, 2016, was $(327,054), compared to cash used in the amount of $ (5) for the year ended December 31, 2015.

For the year ended December 31, 2016, our use of cash was primarily a result of the net loss of $(622,308). The changes in our operating assets and liabilities consisted of increases to accounts payables of $52,627 and accrued expenses of $228,047 that resulted in a cash deficit of $327, 0 54. Our use of cash was primarily a result of the net loss of $(12,291) for the year ended December 31, 2015. We used $12,291 for operating expenses during the year ended December 31, 2015 . We paid $5 for bank fees during the year ended December 31, 2015.

The changes in our operating assets and liabilities for the year ended December 31, 2016, consisted of decrease in accounts receivable of $300, increases in accounts payables of $52,627 and accrued expenses of $280,674; purchase of fixed assets of $6,463 and capitalization of website costs of $75,790; short term borrowing of $431,000 and repayment of notes payable, related party of $300; that resulted in an increase to our cash of $190.

The changes in our operating assets and liabilities for the year ended December 31, 2015, consisted of accrued expenses of $12,286, and short term borrowing of $195 that resulted in an increase to our cash of $190.

As of December 31, 2016 and December 31, 2015, we had net increase to cash of $21,393 and $190, respectively.

Net Cash Used by Investing Activities.

Net cash used by investing activities was $ (6,463) for fixed assets , $(1,000) for our purchase of the Subsidiary ’s capital stock; $1,000 as proceeds from our purchase of the Subsidiary’s capital stock; and $ (75,790) for capitalization of website costs for the year ended December 31, 2016.

Net cash used by investing activities was $0 for the year ended December 31, 2015.

Net Cash Provided From Financing Activities.

Net cash provided from financing activities was $430 ,700 for the year ende d December 31, 2016.

Net cash provided from financing activities was $195 for the year end December 31, 2015.

We anticipate to fund our operations for the next 12 months we will require approximately (i) $4,000,000 for inventory, which we anticipate that we will acquire during the first 3 months after we have sufficient funding; (ii) $64,000 each month for operating expenses (a total of $768,000); and (iii) $3,232 ,000 for working capital, for a total of $8,000,000. Working capital will be used for filing the registration statement of which this prospectus is a part, marketing/advertising, travel, salaries and office expenses. Based on the foregoing, our cash on hand will not be adequate to satisfy our ongoing cash requirements.

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Yuma, which is beneficially owned by Christian Briggs, our Principal Executive Officer, President and member of our board of directors, lends us the funds necessary to operate our business. In that regard, we have a written Senior Secured Line of Credit in the amount of $1,000,000, which is due and payable on May 31, 2018, and bears an interest rate of 10% per annum, commencing on the date the funds are borrowed. We can provide no guarantee or assurance that we can pay the amount demanded, or any other amount, on May 31, 2018. A copy of that line of credit is attached as Exhibit 99.1 to that registration statement of which this prospectus is a part. As of April 21, 2017, Yuma has lent us $981 ,902 in cash. Accrued interests on the outstanding balance of advances are required to be paid monthly. To date, we have not made any payments of such interest. The transaction contemplated by that line of credit does not contemplate a revolving line of credit, and amounts we pay to Yuma for advances made pursuant to the Note may not be borrowed by us again.

In the event Yuma cannot lend us funds necessary to support our operations during the next 12 months, we plan to obtain additional funds through revenue from operations and/or loans from sources other than Yuma.

Our operating expenses are approximately $64,000 each month.

We anticipate to fund our operations for the next 12 months we will require approximately (i) $4,000,000 for inventory, which we anticipate that we will acquire during the first 3 months after we have sufficient funding; (ii) $64,000 each month for operating expenses (a total of $768,000); and (iii) $3 ,232,000 for working capital, for a total of $8,000,000. To the extent we are not able to raise capital by the sale of our common stock, if any such sale shall be attempted, we will continue to borrow money from Yuma.

In the event Yuma cannot lend us funds necessary to support our operations during the next 12 months, we plan to obtain additional funds through revenue from operations of our capital stock and/or loans from sources other than Yuma.

Through the period ended December 31, 2016, we issued 178,011,826 shares of common stock and 1,000,000 shares of our preferred stock. Of those shares, 152,900,000 shares of common stock were issued to Heron Capital Partners, Ltd., which is beneficially owned by Christian Briggs, our Principal Executive Officer (“Heron”) at a price of $.0001 per share and 1,000,000 shares of preferred stock were issued to Heron at a price of $.0001 per share for services provided by Mr. Briggs, which services related to sales, marketing and administrative. In addition, Thomas Gingerich was issued 100,000 shares of common stock at a price of $.001 per share for services provided to the Company, which services were accounting, administrative and sales services. Delfino Galindo was issued 10,000, shares of common stock at a price of $.001 per share for services provided, which services include website consulting, design and support.

Additionally, pursuant to the Plan, for their services Thomas Gingerich and Delfino Galindo were issued options to purchase 3,000,000 and 500,000 shares of our common stock, respectively, at a purchase price of $0.27 per share. Also, pursuant to the Plan, Leslie Ball, a member of our board of directors, was issued options to purchase 250,000 shares of our common stock, at a purchase price of $0.27 per share. The Company issued 3,432,879 shares of our common stock to non-related parties, receiving $780,000 in proceeds. In addition to our officers and directors, we issued to non-related parties 21,245,789 shares of our common stock for services provided to us. We issued 60,000 shares of that common stock to related parties of Christian Briggs as partial consideration for services provided to us by Mr. Briggs.

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DIRECTORS AND EXECUTIVE OFFICERS

The name and ages of our directors and executive officers are set forth below:

Directors and Executive Officers of the Company

Name	Age	Position
Christian Briggs	50	President, Principal Executive Officer and chairman of our board of directors
Leslie Ball	70	A member of our board of directors
Delfino Galindo	40	Chief Creative Officer
Thomas J. Gingerich	56	Principal Financial Officer, Secretary and a member of our board of directors

Directors and Executive Officers of our Subsidiary

Name	Age	Position
Christian Briggs	50	President, Principal Executive Officer and chairman of the board of directors
Leslie Ball	70	A member of the board of directors
Delfino Galindo	40	Chief Creative Officer and a member of the board of directors
Thomas J. Gingerich	56	Principal Financial Officer

Background of Executive Officers and Directors

The following information sets forth the background and business experience of our directors and executive officers:

Christian Briggs is Chairman of our board of directors, President and Principal Executive Officer of the Company. Leslie Ball is a member of our board of directors. Delfino Galindo is our Chief Creative Officer and Thomas Gingerich is our Principal Financial Officer and a member of our board of directors.

Christian Briggs, our founder, serves as Chairman of our board of directors, as well as our Principal Executive Officer and President.

Mr. Briggs is also the Principal Executive Officer, President and chairman of the board of directors of our Subsidiary.

At the age of 18, Mr. Briggs launched a rare antiquities firm in Dallas, Texas. Over the next 30 years he worked in the antiquities and/or hard asset industry, buying and selling rare cars, rare antiquities, coins and precious metals. In the course of this time he was able to buy and/or sell more than $500 million worth of these assets to thousands of clients worldwide via the Internet. In the early 1990’s, he created an online store for these assets that changed the dynamics of buying and selling such assets.

From April 2009 to April 2016, Mr. Briggs was a co-founder, Chairman of the board of directors, President and Chief Executive Officer of Cinsay, Inc (“Cinsay”). Cinsay, formed in 2009, engages in the development of advertising, marketing and e-commerce video platform technology. Within a few years after investing, Mr. Briggs became Chairman of the board of directors and Chief Executive Officer. While Chief Executive Officer, Mr. Briggs raised in excess of $130 million of institutional and venture capital funds to build out the online interactive video platform. In addition to being Chairman and Chief Executive Officer, Mr. Briggs was the leading intellectual property scientist working directly with Cinsay’s Intellectual Property attorneys in both the United States and overseas. In the course of nearly nine years, Mr. Briggs was involved in infringement litigation in United States federal court several important patents including “Cue Points, Overlay and Binding” technology within video. Cinsay has become a leading Intellectual Property licensing company devoted to securing licensing rights and revenues for its patent portfolio.

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From June 2004 to the present, Mr. Briggs has been the President of Arapaho Capital Partners, LLC, which is the general partner of Yuma, which is located in Austin, Texas. Yuma is in the real estate business. Its primary business is in operating and managing multiple rental properties.

Mr. Briggs is the President of Austin Capital Partners, LLC, which is the general partner of Heron. Heron is a rare coin and precious metals wholesaler that, also, engages in investment real estate, automobiles and other collectibles.

Mr. Briggs became our Principal Executive Officer, President and a member of our board of directors upon formation of the Company in 2009. Due to Mr. Brigg’s extensive experience in company development, executive leadership experience and knowledge with rare coins, antiquities and precious metals, we believe he will complement our management.

Leslie Ball serves as a member of our board of directors.

Mr. Ball also serves as a member of the board of directors of our Subsidiary.

Mr. Ball has served as Vice Chairman of the board of directors of Cinsay, Inc. since 2009. Before that, Mr. Ball was the Chief Executive Officer and president of Corral West Ranchwear. Under his guidance, the company became one of the largest retailers of western and workware and grew to 140 locations in the United States. At Montgomery Ward Corporation, Mr. Ball was President of Softgoods and Foreign Offices as well as Executive Vice President, where he headed its apparel business. His retail experience also encompasses another 22 years in various executive roles at R.H. Macy, Inc., including President of Macy's East, President of Macy's Wholesale, President of Macy's South, and Chairman and Chief Executive Officer of Macy's Midwest. Mr. Ball attended the Detroit Institute of Technology.

Mr. Ball became a member of our board of directors in April 2016. Due to Mr. Ball’s extensive experience in operations and management, we believe he will complement our management.

Delfino Galindo serves as our Chief Creative Officer.

Mr. Galindo also serves as the Chief Creative Officer and is a member of the board of directors of our Subsidiary.

Mr. Galindo graduated from the Art Institute of Dallas. From 1999-2002, Mr. Galindo was a freelance image and strategic brand consultant to Fortune 500 companies. His clients included Coca-Cola, Pepsi, Volkswagen, Jeep and DDB Needham. He has also worked directly with entertainment personalities, sports teams and musicians such as Erykah Badu, for whom he performed graphic design, promotional and gallery marketing services; Def Jam Recordings for whom he performed graphic design and promotional services; and NASCAR, for whom he performed graphic design and interactive media and promotional services.

From 2007 to 2016, Mr. Galindo was the Chief Creative Officer of Cinsay, Inc. , where he created and maintained all branding relating to the media, print, online and events that the company hosted. Mr. Galindo also created and oversaw all web site , app lication and product development from visual and functional standpoints. Additionally, as project manager, he maintained client relations for project/product durations and researched new technologies for cleaner code base systems.

Mr. Galindo became our Chief Creative Officer in April 2016. Mr. Galindo ’s responsibilities include creating and maintain ing our branding via media, print, events hosted by us and our online presence . Additionally, Mr. Galindo is responsible for all IT services, creating and maintaining store front through Shopify Framework, all web site development and CRM product suite , which helps accommodate our operations . Mr. Galindo researches new technologies , manages and updates product inventory and researches and implements more efficient ways to conduct business and reduce IT costs. Due to Mr. Galindo’s extensive experience in strategic branding and management, we believe he will complement our management.

Thomas J. Gingerich serves as our Principal Financial Officer, Secretary, Treasurer and a member of our board of directors.

Mr. Gingerich also serves as Principal Financial Officer of our Subsidiary.

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Since 2012, Mr. Gingerich served as the Chief Financial Officer of Heron Capital Partners, Ltd., a rare coin and precious metals wholesaler that also engages in investment real estate, automobiles and other collectibles. Mr. Gingerich has more than 30 years of collective accounting experience in the industry and public practice. During his 19 years in public accounting, Mr. Gingerich specialized in tax compliance, planning and research for small to medium sized professional, manufacturing and retail businesses. Mr. Gingerich, also, specialized in forensic accounting, assisting clients in uncovering fraudulent transfers, cash and asset tracing, and searching for hidden assets. Mr. Gingerich has spent 11 years in industry accounting, serving as chief financial officer of small and midsize companies. His responsibilities included preparation and management of year end audits, third party reporting, preparation of financial projections and operating budgets and securing capital financing. Mr. Gingerich was integral to the daily operations of the businesses. His contributions included planning and construction of restaurants, equipment purchases, hiring and training of personnel and selecting food and beverage vendors. From 2002 to 2012, Mr. Gingerich was a Partner at Lain, Faulkner & Co, PC, where he specialized in bankruptcy and forensic accounting. Mr. Gingerich is a Certified Public Accountant with related memberships in the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Gingerich holds a Bachelor of Administration in Accounting from Simpson College in Indianola, Iowa.

Mr. Gingerich became our Principal Financial Officer, Secretary and Treasurer in 2009 and a member of our board of directors in 2016. Due to Mr. Gingerich’s extensive and diverse experience in public accounting, forensic accounting, tax compliance and management, we believe he will complement our management.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

	o	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	o	engaging in any type of business practice; or

	o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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•	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	o	any federal or state securities or commodities law or regulation; or

	o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation

We are not a party to any employment agreements.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities, when compared to peer companies of comparable size in similar locations.

The base salary will be established and reviewed based on responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary will be compared to the list of similar positions within comparable peer companies, and consideration will be given to the individual’s relative experience in his or her position. Base salaries will be reviewed periodically and at the time of promotion or other changes in responsibilities.

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We plan to implement a comprehensive compensation program, which will take into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation, such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Our compensation committee consists of Christian Briggs and Leslie Ball.

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans and non-qualified defined contribution plans.

There are no contracts, agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer or a change in control of the Company or a change in the executive officer’s responsibilities following a change in control, with respect to each named executive officer.

The Company

SUMMARY EXECUTIVE COMPENSATION TABLE OF THE COMPANY
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christian Briggs, Principal Executive Officer, President and Chairman of our board of directors (1)	2016 2015	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-$441,500- -$304,500-	-441,500- -304,500-
Delfino Galindo, Chief Creative Officer (2)	2016 2015	-4,500- -0-	-0- -0-	-0- -0-	-135,000- -0-	-0- -0-	-0- -0-	-0- -0-	-139,500- -0-
Thomas Gingerich, Principal Financial Officer and a member of our board of directors (3)	2016 2015	-4,500- -0-	-0- -0-	-0- -0-	-810,000- -0-	-0- -0-	-0- -0-	-0- -0-	-814,500- -0-

_________

(1) Christian Briggs is our Principal Executive Officer, President and chairman of our board of directors. At December 31, 2016, and December 31, 2015, $441,500 and $304,500, respectively, was due and payable to Heron for consulting services provided by Mr. Briggs.

(2) Delfino Galindo is our Chief Creative Officer. At December 31, 2016 and December 31, 2015, $4,500 and $0, respectively, was due and payable to Mr. Galindo. In August 2016, Mr. Galindo, pursuant to the Plan, was granted options to purchase 500,000 shares of our common stock, at a per share purchase price of $0.27. For compensation purposes, those options are valued at $0.27 a share, for a total of $135,000.

(3) Thomas Gingerich is our Principal Financial Officer and a member of our board of directors. At December 31, 2016, and December 31, 2015, $4,500 and $0, respectively, was due and payable to Mr. Gingerich. In August 2016, Mr. Gingerich pursuant to the Plan, was granted options to purchase 3,000,000 shares of our common stock, at a per share purchase price of $0.27. For compensation purposes, t hose options are valued at $0.27 a share, for a total of $ 810,000 .

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Our Subsidiary

SUMMARY EXECUTIVE COMPENSATION TABLE BY OUR SUBSIDIARY
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christian Briggs, Principal Executive Officer, President and Chairman of our board of directors(1)	2016 2015	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Delfino Galindo, Chief Creative Officer and a member of our board of directors(2)	2016 2015	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Thomas Gingerich, Principal Financial Officer(3)	2016 2015	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

_______

(1) Christian Briggs is the Principal Executive Officer, President and chairman of the board of directors of our Subsidiary. As of January 1, 2017, that agreement terminated and Mr. Briggs became an employee of the Company . Mr. Briggs will receive from our Subsidiary an annual salary of $240,000 .

(2) Delfino Galindo is the Chief Creative Officer and a member of the board of directors of our Subsidiary. Effective January 1, 2017, Mr. Galindo will receive from our Subsidiary an annual salary of $180,000.

(3) Thomas Gingerich is the Principal Financial Officer of our Subsidiary. Effective January 1, 2017, Mr. Gingerich will receive from our Subsidiary an annual salary of $180,000.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our board of directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on our Board of Directors.

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Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls. No final determination has yet been made as to the membership of the audit committee or when we will have sufficient members and resources to establish that committee.

Our compensation committee is comprised of Mr. Briggs and Mr. Ball. The compensation committee manages our stock option plan and reviews and recommends compensation arrangements for our officers.

Potential Conflicts of Interest

As we do not have an audit committee and our compensation committee is not comprised of independent directors, the functions that would be performed by an audit committee and the functions performed by our compensation committee are performed by our directors. Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law. Our officers are appointed by our Board of Directors and hold office until removed by our board of directors or until their resignation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

66

The percentages below are calculated based on 178,011,826 shares of our common stock issued and outstanding as of the date of this prospectus.

Name and address of owner	Number of Shares Owned before the offering		Number of Shares Owned after the offering	Percent of Class After Offering

Heron Capital Partners, Ltd.(1) 3267 Bee Caves Road Suite 107-122 Austin, Texas 78746	153,900,000	(5)	143,900,0000	84.84%

Thomas Gingerich(2) 3267 Bee Caves Road Suite 107-122 Austin, Texas 78746	100,000		100,000.046%

Delfino Galindo(3) 3267 Bee Caves Road Suite 107-122 Austin, Texas 78746	10,000		10,000.001%

Leslie Ball(4) 3267 Bee Caves Road Suite 107-122 Austin, Texas 78746	657,376		657,376	.31%

__________
(1) Heron Capital Partners, Ltd. is a Texas partnership, and the President and beneficial owner of Heron Capital Partners, Ltd. is Christian Briggs, our Principal Executive Officer and a member of our Board of Directors.

(2) Thomas Gingerich is our Principal Financial Officer, Principal Accounting Officer and Principal Financial Officer.

(3) Delfino Galindo is our Chief Creative Officer.

(4) Leslie Ball is a member of our Board of Directors.

(5) Includes the 1,000,000 shares of our common stock for which the 1,000,000 shares of our preferred stock held by Heron Capital Partners, Ltd. may be converted.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer. Its telephone number is (727) 289-0010. Their address is 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Future Sales by Existing Stockholders

A total of 178,011,826 shares have been issued to our existing shareholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing shareholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Currently, we are a “shell company,” as that term is defined as the provisions of Rule 405 promulgated pursuant to the Securities Act of 1933 and Rule 12(b)-2 promulgated pursuant to the provisions of the Securities Exchange Act of 1934. Accordingly, our shareholders holding restricted shares of our common stock shall not be able to rely on the “safe-harbor” provided by the provisions of Rule 144 until at least one year after the date upon which we cease being a shell company ; provided, however, during that one year period we have filed with the SEC all required reports.

Related Party Transactions

In June of 2006, we issued 20,000 shares of our common stock to Heron for consideration of $1,000. Heron is owned by Austin Capital Partners, LLC (“Austin”) and Choctaw Revocable Trust (“Choctaw”). Austin’s members and Choctaw’s beneficiaries are Christian Briggs, our Principal Executive Officer and a member of our Board of Directors, and his spouse, Julie Briggs.

67

On December 15, 2009, we issued 152,880,000 shares of our common stock and 1,000,000 shares of our preferred stock (100% of our preferred stock) to Heron for services rendered to the Company.

On December 18, 2009, we issued 100,000 shares of our common stock to Thomas Gingerich, our Principal Financial Officer.

For the years ended December 31, 2009, Heron was compensated $76,940 for consulting services rendered to us for the issuance of our common stock and preferred stock.

For the year ended December 31, 2009, Thomas Gingerich, our Principal Financial Officer was compensated $50 for consulting services rendered to us for the issuance of our common stock.

On January 10, 2010, we issued 10,000 shares of our common stock to Delfino Galindo, our Chief Creative Officer for services rendered.

On April 1, 2010, we entered into a professional services agreement with Heron. The agreement specifies Heron is an independent contractor and shall provide the services of Christian Briggs to us. The agreement continues until December 31, 2020, but can be terminated upon death, incapacity, or “cause,” such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company. Heron is to be compensated $20,000 per month and reimbursed travel and other out of pocket expenses. Pursuant to that professional services agreement, Heron will provide the services of Christian Briggs to act as our Principal Executive Officer and a member of our Board of Directors. In that regard, Mr. Briggs will be in charge of our day to day operations, including inventory purchasing, contact with collectors, and assist in sales and management, in addition to overseeing the general management of the affairs of the Company. Pursuant to the provisions of that agreement, Heron may receive a discretionary consulting bonus. The consulting bonus will be based upon certain sales results upon the efforts of Mr. Briggs. Our Board of Directors will determine if such a bonus is to be paid, and, if so, the amount of such bonus. That bonus may be paid monthly, quarterly, or annually, at the discretion of our Board of Directors. A copy of that agreement is attached as Exhibit 10.2 to the registration statement of which this prospectus is a part. As of January 1, 2017, that agreement terminated and Mr. Briggs became an employee of the Company.

On August 1, 2010, we issued 60,000 shares of our common stock to family members of Christian Briggs. The names of those family members, their relationships to Mr. Briggs and number of shares are as follows:

Name	Relationship	Number of Shares

Pricilla Huntress	Mother	10,000
Bruce Wasmuth	Stepfather	10,000
Julie Briggs	Wife	10,000
The Gabrielle Briggs 1995 Trust	Daughter	10,000
Dominic Briggs	Son	10,000
Stephanie Briggs	Sister	10,000

The consideration for those shares of our common stock issued to those persons is services provided by Christian Briggs to us.

On June 16, 2011, we issued a Convertible Demand Promissory Note in the principal amount of $47,125 to Conforto Partners, LLC (the “Holder”), which accrues interest at the annual rate of 10%. The managing member of Conforto Partners, LLC is Kathleen Roundtree, who is the former spouse of James Roundtree, who was then our Chief Operating Officer. The Holder at any time may convert the indebtedness evidenced by the provisions of that note in whole or in part into as may fully paid and non-accessible shares of our common stock at a conversion price equal to 55% of the then “bid” price of our common stock.

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For the years ended December 31, 2015 and 2014, we did not pay or accrue consulting fees to Heron, which is beneficially owned by Christian Briggs, our Principal Executive Officer. For the six months ended June 30, 2016, we accrued $20,000 of consulting fees payable to Heron.

Yuma, which is beneficially by Christian Briggs, our Principal Executive Officer and a member of our board of directors, provides the funds necessary to fund our operations. As of March 31, 2017, Yuma has lent us $981 ,902 pursuant to a Senior Secured Line of Credit. The funds lent accrue interest at the annual rate of 10% and are due and payable to Yuma on May 31, 2018. Currently, we need approximately $64,000 each month to fund our operations.

The principal executive office of our Subsidiary is located at 425 Carr 693, Suite 1, PMB 367 , Dorado, Puerto Rico 00646, which is comprised of approximately 2,500 square feet and for which we will pay $2,500 per month. The term of the lease for that office begins October 1, 2016, and expires on September 30, 2017. The office is leased from GTA, LLC, a company beneficially owned by Christian Briggs, our Principal Executive Officer, President and a member of our board of directors.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Turner, Stone & Company, LLP is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Summary of Significant Accounting Policies

See Note 2 to our financial statements for the years ended December 31, 2016 and December 31, 2015, included herein for summary of our significant accounting policies.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The financial statements included in this prospectus and the registration statement of which this prospectus is a part have been audited by Turner, Stone & Company, LLP; 12700 Park Central Drive; Suite 1400; Dallas; Texas 75251, an independent registered public accounting firm, to the extent and for the periods set forth in its report appearing elsewhere herein and in that registration statement, and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618 is counsel for the Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

69

Castellanos Group P.S.C, 1760 Loiza Street, Suite 304, San Juan, Puerto Rico 00911 is counsel for our Subsidiary in connection with our operations in the Commonwealth of Puerto Rico.

Viota & Associates CPA, LLC, 793 Avenida San Patricio, San Juan, Puerto Rico 00921 is assisting our Subsidiary regarding compliance with the tax laws of the Commonwealth of Puerto Rico, including Puerto Rico’s Act 20. Also, Viota & Associates CPA, LLC will be our Subsidiary’s independent accountant.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided for us by Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618-2870. A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included in this registration statement as an exhibit.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock described herein. This prospectus, which constitutes part of that registration statement, does not include all of the information contained in that registration statement. You should refer to that registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to that registration statement for copies of the actual contract, agreement or other document. We will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

You can reason the registration statement and our future filings with the SEC, over the Internet at the SEC’s website at http://www.sec.gov. You may also reason and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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PROSPECTUS

BMC Capital, Inc.

40,000,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until __________, 201 7 (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is  May ______, 201 7

71

Report of Independent Registered Public Accounting Firm

The Board of Directors

BMC Capital, Inc.

Austin, Texas

We have audited the accompanying consolidated balance sheets of BMC Capital, Inc. and its subsidiary, (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BMC Capital, Inc. and its subsidiary at December 31, 2016 and 2015 and the results of their consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has a working capital deficiency, both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

April 27, 2017

F-1

BMC CAPITAL, INC.

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 201 6 (AUDITED)

F-2

BMC Capital, Inc. Consolidated Balance Sheets December 31, 2016 and December 31, 2015

	December 31, 2016	December 31, 2015
Assets
Current Assets
Cash	$21,585	$192
Accounts Receivable	-	300
Total Current Assets	21,585	492

Fixed Assets
Equipment	6,463	-
Accumulated Depreciation	(385)	-
Total Net Fixed Assets	6,078	-
		-
Other Assets
Website - capitalized costs	75,790	-
Total Other Assets	75,790	-

Total Assets	$103,453	$492

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts Payable	$52,627	$-
Advances Payable, related party	255	255
Notes Payable, related parties (Note 6)	198,292	198,592
Line of Credit, related parties (Note 6)	431,000	-
Accrued Consulting Fees, related party (Note 5)	441,500	304,500
Accrued Payroll Expenses (Note 9)	67,125	-
Accrued Interest	66,343	42,421
Total Current Liabilities	1,257,142	545,768

Total Liabilities	1,257,142	545,768

Commitments and Contingencies (Note 9)

Stockholders' Deficit (Note 3)

Preferred Stock, Series A, convertible, $.001 par value; 1,000,000 shares authorized; 1,000,000, issued and outstanding as of December 31, 2016 and December 31, 2015	1,000	1,000
Common Stock $.001 par value 249,000,000 authorized; 178,011,826 issued and outstanding as of December 31, 2016 and December 31, 2015	178,012	178,012
Additional paid-in capital	1,989,011	1,975,116
Accumulated deficit	(3,321,712)	(2,699,404)

Total Stockholders' Deficit	(1,153,689)	(545,276)

Total Liabilities and Stockholders' Deficit	$103,453	$492

The accompanying footnotes are an integral part of these consolidated financial statements.

F-3

BMC Capital, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2016 and 2015

	For the Years Ended December 31,
	2016	2015

Revenues	$40,000	$-
Cost of Goods Sold	29,000
Gross Profit	11,000	-

Operating expenses
Consulting Fees	142,475	-
General and administrative	328,919	5
Professional Fees	124,097	-
Stock Based Compensation (Note 8)	13,895	-
Loss from operations	(598,386)	(5)

Other Income (Expenses)
Interest Expense	(23,922)	(12,286)
Total Other Income (Expenses)	(23,922)	(12,286)
Loss from operations before provision for income taxes	(622,308)	(12,291)

Provision for income taxes	-	-

Net loss	$(622,308)	$(12,291)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-4

BMC Capital, Inc. Consolidated Statements of Changes in Stockholders' Deficit For the Years Ended December 31, 2016 and 2015

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Retained Deficit	Total

Balance as of December 31, 2014	1,000,000	$1,000	178,011,826	$178,012	$1,975,116	$(2,687,113)	$(532,985)

Net loss	-	-	-	-	-	(12,291)	$(12,291)

Balance as of December 31, 2015	1,000,000	$1,000	178,011,826	$178,012	$1,975,116	$(2,699,404)	$(545,276)

Options issued for services	-	-	-	-	13,895	-	$13,895

Net loss	-	-	-	-	-	(622,308)	$(622,308)

Balance as of December 31, 2016	1,000,000	$1,000	178,011,826	$178,012	$1,989,011	$(3,321,712)	$(1,153,689)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-5

BMC Capital, Inc. Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015

	For the Years Ended December 31,
	2016	2015
Cash Flows from Operating Activities
Net loss	$(622,308)	$(12,291)
Adjustments to Reconcile Net Loss to Net Cash used in
Operating Activities
Depreciation	385
Options issued for services	13,895

Changes in operating assets and liabilities:
Accounts Receivable	300	-
Accounts Payable	52,627	-
Accrued Consulting Fees, Related party	137,000	-
Accrued Payroll Expenses	67,125	-
Accrued Interest	23,922	12,286
Net cash used in operating activities	(327,054)	(5)

Cash Flows from Investing Activities
Purchase of Fixed Assets	(6,463)	-
Purchase of subsidiary common stock	(1,000)	-
Proceeds from Parent investment in Subsidiary common stock	1,000
Capitalization of Website Costs	(75,790)	-
Net cash used in investing activities	(82,253)	-

Cash Flows from Financing Activities
Proceeds from Line of Credit, related parties	431,000	-
Net proceeds (borrowings) from Notes Payable, related parties	(300)	195
Net cash provided by financing activities	430,700	195
Net increase in cash	21,393	190
Cash at beginning of year	192	2
Cash at end of year	$21,585	$192

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

F-6

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

1. Nature of Operations

BMC Capital, Inc. (“Company”) was incorporated under the laws of the State of Nevada on December 28, 2009. The Company was formerly known as Comanchero Corporation (“Comanchero”), which was incorporated under the laws of the State of Texas on June 29, 2006, and began organization and operations at that time. On May 3, 2010, the Company filed a Certificate of Amendment and elected to change its name to BMC Capital, Inc. On September 21, 2012 the Company filed for and received permission to use the assumed name “BMC Hard Assets, Inc.”

The Company buys and sells rare coins, precious metals and collectibles. From inception, the Company has established a broad range of vendor and strategic partner contacts to further its business model. It also has an extensive database of rare coins, precious metals, rare coin collectors and investors.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2016, the Company incurred a loss from operations of $622,308. At December 31, 2016, the Company had an accumulated deficit of $3,321,712 and a working capital deficit of $1,235,557. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent its ability to raise the required additional capital to meet short and long-term operating requirements. During the year ended December 31, 2016, the Company received net cash proceeds of $430,700 from loans from related parties. Management believes that the private offering of equity capital during 2017 will yield $2 to $8 million in cash proceeds to the Company, and will be needed to fund the Company’s short and long-term operating requirements. The Company may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective inventory opportunities or needed marketing, which could significantly and materially restrict our operations. Management is continuing to pursue external financing alternatives to improve the Company’s working capital position. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

2.Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

F-7

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

 Principles of Consolidation

The consolidated financial statements through December 31, 2016 include the accounts of the Company and its 100% owned subsidiary, Hard Asset Management, Inc (“HAM”). HAM was formed on July 14, 2016, pursuant to the laws of Puerto Rico. On August 25, 2016, the Company entered into a Stock Purchase Agreement with HAM, whereby the Company purchased and acquired 100% of the issued and outstanding shares of common stock of HAM for $1,000. HAM has had no operations and no significant assets as of December 31, 2016.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all cash on hand; cash in banks and all highly liquid debt instruments with a maturity of three months or less when purchased to be cash and cash equivalents. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions. At December 31, 2016 none of the Company’s cash was in excess of federally insured limits.

Revenue Recognition

The Company recognizes revenue when:

•	Persuasive evidence of an arrangement exists:
•	Delivery has occurred;
•	Price is fixed or determinable; and
•	Collectability is reasonably assured.

The Company follows the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (“ASC”) 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.

F-8

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

Accounts Receivable

The Company carries its accounts receivable at their estimated realizable amounts and periodically evaluates the credit condition of its customers. The allowance for uncollectible accounts receivable is based on the Company’s historical bad debt experience and on management’s evaluation of collectability of the individual outstanding balances. As of December 31, 2016, the Company had not identified any uncollectible accounts.

Inventory

The Company’s inventory will be stated at the lower of cost or market with cost being determined using specific identification.

Website Development Costs

The Company incurs costs associated with website development. The Company expenses all costs that relate to the planning associated with website development and for the post-implementation phases. Costs incurred in the development phase are capitalized and amortized over the estimated useful life of two to three years. For the year ended December 31, 2016 the Company capitalized $75,790 of website development costs. These costs include salaries, related payroll taxes and other costs directly related to the development of the website. The website was not launched until 2017. Therefore, the Company will begin amortizing these costs during 2017.

Estimated amortization of the website costs capitalized are as follows:

2017	$25,263
2018	25,263
2019	25,264
Total	$75,790

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent Accounting Pronouncements

During the year ended December 31, 2016 and through April 27, 2017, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results. The Company will monitor these emerging issues to assess any potential future impact on its consolidated financial statements.

F-9

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

3. Stockholders’ Deficit

The total number of common stock shares authorized that may be issued by the Company is 249,000,000 shares and 1,000,000 Preferred Shares each with a par value of $.001 per share. No other class of shares is authorized.

Preferred Stock

On December 17, 2009, the Company authorized the issuance of 1,000,000 shares of Series A convertible preferred stock to Heron for services rendered to the Company.

The preferred stock (a) shall rank senior and prior to the common stock and all other classes issued by the Company; (b) shall be entitled to 250 votes for each share; and (c) shareholder may convert one share of preferred stock to one share of common stock.

All shares of preferred stock are owned by Heron.

Warrants

As of December 31, 2016, we have outstanding warrants to purchase 1,606,441 shares of common stock which were issued in connection with the sale of the Company’s common stock to third party investors during 2010 and 2011. One warrant was issued for every two shares of Company stock purchased. The fair value of the warrants issued with the common stock were recognized in additional paid-in capital. The Company has issued the following warrants, which are outstanding:

Warrants	Exercise Price
546,052	$0.19
263,158	$0.38
764,336	$0.30
32,895	$0.09

No warrants have been exercised or issued during the years ended December 31, 2016 and 2015. The warrants will be exercisable until the later to occur of (i) 6 months following the date of an initial public offering pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended, regarding the offer and sale of the Company’s common stock to the public or (ii) 6 months following the date that the Company becomes a reporting company by a merger, share exchange or other method.

F-10

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

4. Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current and accumulated deferred tax benefit at the effective combined Federal income tax rate of 34% is $646,000 and $434,000, respectively, and a valuation allowance has been established for the full amount because it is “more likely than not” that the accumulated deferred tax benefit will not be realized in the future.

The following table sets forth the components of estimated net deferred tax assets attributable to the Company’s net operating loss carry forward as of December 31, 2016 and 2015, respectively.

	2016	2015
NOL carry forward	$1,899,000	$1,277,000
Less: valuation allowance	(1,899,000)	(1,277,000)
Net deferred tax asset	$0	$0

A reconciliation of estimated income tax expense at the statutory combined Federal and state income tax rate for the years ended December 31, 2016 and 2015 is as follows:

	2016	2015

Income tax expense combined rate	0%	0%

5. Related Party Transactions

At December 31, 2016 and 2015, $441,500 and $304,500, respectively, was due to Heron and is recorded in accrued consulting fees on the accompanying consolidated balance sheets (Note 9).

6. Notes Payable

On June 16, 2011 the Company entered into a 10% convertible demand promissory note payable to Conforto Partners, LLC, a related party (“Conforto”). The carrying amount of the note in the financial statements is $47,125, and is due and payable upon demand. The unpaid principal and accrued interest, at the sole discretion of the holder, may be converted into common stock of the Company at the lower of 45% discount to the bid or current Private Placement Memorandum price. As of December 31, 2016, the note would be convertible into 166,000 shares of common stock of the Company. As of December 31, 2016, the note remains outstanding and has not been converted into common stock.

On June 1, 2016, the Company entered into a 10% Senior Secured Line of Credit (“Line of Credit”) of $250,000 with Yuma Properties, LP, a related party (“Yuma”). Yuma is owned by Arapaho Capital Partners, LLC (“Arapaho”) and CJB IoM Holdings, Ltd. (“Holdings”). Arapaho’s members and Holdings partners include Christian Briggs, the Company’s chief executive officer and a director. The Line of Credit was amended and then increased to $600,000 on February 28, 2017. The carrying amount of the Line of Credit in the financial statements is $431,000, and is due and payable by May 31, 2018. The Line of Credit is secured by all of the Company’s now owned or hereafter acquired assets.

F-11

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

The following table reflects the outstanding notes payable as of December 31, 2016:

	Date of	Interest	Principal
Payable To	Loan	Rate	Amount
Conforto	June 16, 2011	10%	$47,125
Heron	Various	5%	148,500
Officer	August 1, 2013	5%	2,667
			$198,292
Line of Credit
Yuma	Various	10%	$431,000

7. Stock Incentive Plan

The Company established the 2016 Equity Incentive Plan (the “Plan”) in June, 2016. The Plan calls for 20,000,000 shares of Common Stock to be reserved for future issuance. This Plan replaces the BMC Capital, Inc. 2010 Stock Incentive Plan which was terminated by the Board of Directors.

The Plan can be terminated at any time. The Plan will automatically terminate on the day before the 10th anniversary, June 22, 2025, if not terminated earlier by the Board of Directors.

The Plan granted 4,600,000 Non-Statutory stock options to certain officers, directors and consultants during 2016, intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company. The exercise price for the options issued in 2016 was $.27 per option. The option exercise period for each option is up to five years from its date of issuance, at which time the option expires. The options vest as follows: (i) 25% shall vest on the one year anniversary of the Vesting Commencement Date and (ii) the remaining 75% shall vest in thirty six equal installments measured from the first anniversary of the Vesting Commencement Date, subject to Optionholder’s Continuous Service on each such date.

The Plan is administered by the Company’s Board of Directors. The Board will determine granting of Stock Awards, interpret the Plan and Stock Awards granted, settle all controversies, determine exercise and vesting times and suspend, terminate or amend the Plan.

8. Stock Based Compensation Plan

The following table sets forth the Company’s stock compensation to its officers, directors, employees and consultants.

	Non-Vested Stock Options	Securities Underlying Non-Vested Options
Year ended December 31, 2016	$119,505	4,600,000
Year ended December 31, 2015	$0	0

F-12

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

As of December 31, 2016, the Company’s unrecognized compensation expense related to the non-vested stock grants was $119,505, which is expected to be recognized over a weighted average remaining term of approximately 2.5 years.

A summary of the status of the Company’s option grants as of December 31, 2016 and 2015 and the changes during the years then ended is presented below:

	Shares		Exercise Price		Aggregate Fair Value
Outstanding December 31, 2015	$	---		$0.00		$0
Granted		4,605,000		$0.27		$133,545
Exercised		---	$	----	$	----
Forfeited		(5,000)		$0.27		$(145)
Outstanding December 31, 2016v		4,600,000		$0.27		$133,400

The weighted average fair value at the grant date for options during the year ended December 31, 2016 was estimated using the Black-Scholes option valuation model with the following inputs:

Average expected life in years	2.42
Average risk-free interest rate	1.98%
Average volatility	38.04%
Dividend yield	0.00%

Risk-free interest rates for the options were taken from the Daily Federal Yield Curve Rates on the grant dates for the expected life of the options as published by the Federal Reserve. The expected volatility was based upon historical data for similar public companies and other relevant factors such as changes in historical volatility, capital structure, and its trading volatility.

In calculating the expected life of its stock options, the Company determines the amount of time from the grant date to contractual termination date for vested options. In developing the expected life assumption, all amounts of time are weighted by the number of underlying options.

During the year ended December 31, 2016, the Company recognized $13,895 as stock based compensation.

9. Commitments and Contingencies

Heron Consulting Agreement

On April 1, 2010, the Company entered into a professional services agreement with Heron. The agreement states Heron is a consultant and agrees to provide the services of Christian Briggs. The agreement continues until December 31, 2020, but can be terminated upon death, incapacity or “cause”, such as fraud, dishonesty, or conduct which could result in serious prejudice to the interests of the Company and change of control of the Company. Heron is to be compensated $20,000 per month and expenses. In a subsequent agreement, Heron can also earn discretionary bonuses. No fees were accrued in 2015 due to lack of operational activity. Accrual of the fees resumed in June 2016 as the Company began to expand its operations.

F-13

BMC Capital, Inc. Notes to Consolidated Financial Statements For the Years Ended December 31, 2016 and 2015

If following a change of control, Heron’s agreement is terminated without cause or voluntarily terminated by Heron, Heron shall be entitled to receive a lump sum payment in the amount determined as follows: the product of (a) the then-current monthly consulting fee and (b) twenty-four (24). The payment is to be made within three business days of the date of change of control. Change of control occurs if there is (a) a merger with another entity not controlled by Christian Briggs, (b) a majority change (more than 50% of voting power), (c) sale of the all or substantially all of the Company’s assets or the transfer of all or (d) substantially all of the Company’s assets pursuant to a partnership or joint venture agreement where the Company’s interest is 50% or less.

During the year ended December 31, 2016 and 2015, the Company accrued $140,000 and $0 of consulting fees to Heron. Accrued consulting fees in the amount of $3,000 were paid during 2016. At December 31, 2016 and 2015, $441,500 and $304,500, respectively, was due to Heron and is recorded in accrued consulting fees, related party on the accompanying consolidated balance sheets.

As of December 31, 2016, the Company had unpaid payroll taxes of $58,125 and was delinquent in the remittance of these withheld taxes .

10. Subsequent Events

Subsequent to December 31, 2016, the Company has drawn $550,902 on the Line of Credit for payroll, inventory and operating expenses as of April 27, 2017. On April 21, 2017, the Line of Credit was increased to $1,000,000, and extended to May 31, 2018 with the same terms.

On January 10, 2017 HAM entered into a marketing agreement with RedChip Companies, Inc. (“RedChip”) beginning January 20, 2017 and continuing for six months. Both parties may extend the agreement by mutual consent for an additional six months. The agreement allows RedChip to assist HAM with marketing and advertising through various marketing mediums, develop capital market messaging and press releases. Pursuant to the RedChip Agreement, commencing on that date which is no later than 10 calendar days following the date upon which the registration statement of which this prospectus is a part is declared effective by the SEC (the “Effective Date”), we shall issue or cause to be issued to RedChip 250,000 shares of our common stock. Additionally, pursuant to that agreement, effective on the first business day of each six month period successively following the Effective Date, we shall issue or cause to be issued to RedChip 250,000 shares of our common stock. In addition, HAM will pay RedChip $10,000 per month starting April 10, 2017. As of April 27, 2017, no payment has been paid to RedChip. On January 31, 2017 HAM entered into a marketing agreement with Ray Wyman (“Wyman”) beginning February, 2017 to provide marketing letters, weekly market updates and research papers for HAM’s client base. HAM paid an initial fee of $5,020 for set up, and will pay Wyman $1,440 per month for the weekly updates and $600 for research papers upon HAM’s request.

F-14

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by us in connection with the sale of our common shares being registered. All amounts except the SEC filing are estimates.

SEC registration fee	$927.20
Accounting and Audit fees and expenses	$53,300
Legal fees and expenses	$20,000
Miscellaneous	$5,500

Total	$79,727.20

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

To the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officers fiduciary duty. The effect of this is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling person pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In June of 2006, we issued 20,000 shares of common stock to Heron, for consideration of $1,000. Heron is owned by Austin Capital Partners, LLC (“Austin”) and Choctaw Revocable Trust (“Choctaw”). Austin’s members and Choctaw’s beneficiaries are Christian Briggs, our Principal Executive Officer and a member of our Board of Directors, and his spouse Julie Briggs, the wife of Christian Briggs.

On December 15, 2009, we issued 152,880,000 shares of our common stock and 1,000,000 shares of our preferred stock (100% of our preferred stock) to Heron for services rendered to the Company.

On December 18, 2009, we issued 100,000 shares of our common stock to Thomas Gingerich, our Principal Financial Officer and a member of our Board of Directors.

As a result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Carnnation Management Corp., a Panamanian corporation, a then shareholder of that Texas corporation, 6,000,000 shares of our common stock in a transaction we believe is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Regulation S.

As a result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Silverdust Inc., a Panamanian corporation, a then shareholder of that Texas corporation, 3,000,000 shares of our common stock in a transaction we believe is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Regulation S.

As result of our merger with Comanchero Corporation, a Texas corporation, on December 18, 2009, we issued to Heron Capital Partners, Ltd., a then shareholder of that Texas corporation, 75,940,000 shares of our common stock in a transaction we believed is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that act and Rule 506 of Regulation D.

On August 1, 2010, we issued 60,000 shares of our common stock to family members of Christian Briggs. The names of those family members, their relationships to Mr. Briggs and number of shares are as follows:

Name	Relationship	Number of Shares

Pricilla Huntress	Mother	10,000
Bruce Wasmuth	Stepfather	10,000
Julie Briggs	Wife	10,000
The Gabrielle Briggs 1995 Trust	Daughter	10,000
Dominic Briggs	Son	10,000
Stephanie Briggs	Sister	10,000

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We believe that the transaction pursuant to which those shares were issued to those family members of Mr. Briggs were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. Those family had pre-existing relationships with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

In 2009, 2010, and 2011, we sold to 30 investors 3,432,879 shares of our common stock at purchase prices of $.001 to $.19 per share for a total of $780,800. We believe that the transactions pursuant to which those shares were issued to those investors were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. Those investors had preexisting relationships with us and/or our agents. In connection with the offer and sale of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the offer and sale of those shares.

On March 24, 2010, we had 85,470,658 shares of our common stock issued and outstanding. On that date, we effectuated a 2 for 1 forward stock split, such that after that stock split we had 170,941,316 shares of our common stock outstanding.

On January 4, 2010, we issued to Brent Almand 5,000 shares of our common stock for services provided by Mr. Almand to us, at a value of $.001 per share. Those services were for the development of our website. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On January 4, 2010, we issued to Delfino Galindo 5,000 shares of our common stock for services rendered to us by Mr. Galindo at a value of $.001 par value per share. Those services were for the development of our website. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On January 4, 2010, we issued to Doyle Heath McBurnett 12,500 shares of our common stock for marketing services provided to us by Mr. McBurnett at a value of $.001 per share. Those services were efforts by Mr. McBurnett to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On October 19, 2010, we issued to Island Stock Transfer, our transfer agent, 25,000 shares of our common stock for its services as our transfer agent, at a per share value of $.001 per share. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

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On October 19, 2010, we issued to Leslie Ball, a member of our board of directors and a member of our Subsidiary’s board of directors, 263,158 shares of our common stock for marketing services provided by Mr. Ball to us with a value of $.001 per share. Those services were efforts by Mr. Ball to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On September 29, 2010, we issued to Leslie Ball 263,158 shares of our common stock for marketing services provided by Mr. Ball to us with a value of $.001 per share. Those services were efforts by Mr. Ball to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On September 29, 2010, we issued to Munck Wilson Mandala, LLP 200,000 shares of our common stock in exchange for legal services provided to Christian Briggs at a value of $.001 per share.

On January 4, 2010, we issued to Stuart Singer 25,000 shares of our common stock for marketing services provided by Mr. Singer to us at a value of $.001 per share. Those services were efforts by Mr. Singer to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Ronald Bratek 200,789 shares of our common stock for marketing services provided by Mr. Bratek to us with a value of $.001 per share. Those services were efforts by Mr. Bratek to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Sean Ryan 100,000 shares of our common stock for marketing services provided by Mr. Ryan to us with a value of $.001 per share. Those services were efforts by Mr. Ryan to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Fred Stahl, of the Stahl Family Revocable Trust 1,500,000 shares of our common stock for marketing services provided by Mr. Stahl to us with a value of $.001 per share. Those services were efforts by Mr. Stahl to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

On May 24, 2011, we issued to Carl Skelley 285,000 shares of our common stock for marketing services provided by Mr. Skelley to us with a value of $.001 per share. Those services were efforts by Mr. Skelley to locate and refer to us prospective purchasers of our products. We believe that the transaction pursuant to which those shares were issued was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. The recipient of those shares had a pre-existing relationship with us and/or our agents. In connection with the issuance of those shares, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those shares.

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On January 26, 2011, we issued to Joe Denton warrants to purchase 58,334 shares of our common stock at an exercise price of $.30 per share.

On November 18, 2010, we issued to Leslie Ball, a member of the boards of directors of the Company and our Subsidiary warrants to purchase 131,579 shares of our common stock at a purchase price of $.19 per share. A copy of the warrant agreement pursuant to which those warrants were issued to Mr. Ball is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part.

On January 25, 2011, we issued to Noel Spraggins warrants to purchase 41,667 shares of our common stock at a purchase price of $.30 per share.

On June 1, 2011, we issued to Pepperwood Partners warrants to purchase 376,834 shares of our common stock at a purchase price of $.30 per share.

On October 5, 2010, we issued to Ronald Bratek warrants to purchase 98,684 shares of our common stock at a purchase price of $.19 per share.

On November 11, 2011, we issued to Timothy Rothwell warrants to purchase 131,579 shares of our common stock at a purchase price of $.19 per share.

On November 5, 2010, we issued to Carl Skelley warrants to purchase 504,606 shares of our common stock at an exercise price of $.19 per share.

On January 26, 2011, we issued to Emanual Sklom warrants to purchase 263,158 shares of our common stock at an exercise price of $.38 per share.

Each of the warrants specified will be exercisable until on the later to occur of (i) 6 months following the date of our initial public offering pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended, regarding the offer and sale of our common stock to the public or (ii) 6 months following the date that we become a reporting company by a merger, share exchange or other method.

We believe that the transactions pursuant to which those warrants were issued to those persons were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of then Section 4(2) of that Act and Rule 506 of Regulation D. Those persons had pre-existing relationships with us and/or our agents. In connection with the issuance of those warrants, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the issuance of those warrants.

On August 5, 2016, we granted to Thomas Gingerich, our Principal Financial Officer, Secretary and a member of our board of directors and the Principal Financial Officer of our Subsidiary, pursuant to our 2016 Equity Incentive Option Plan, options to purchase 3,000,000 shares of our common stock at a price of $0.27 per share. A copy of the option agreement related to those options is attached as Exhibit 10.3 to the registration statement of which this prospectus is a part.

On August 5, 2016, we granted to Delfino Galindo, our Chief Creative Officer of the Company and the Chief Creative Officer and a member of the board of directors of the Subsidiary, pursuant to our 2016 Equity Incentive Option Plan, options to purchase 500,000 shares of our common stock at a price of $0.27 per share. A copy of the option agreement related to those options is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part.

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On August 5, 2016, we granted to Leslie Ball, a member of our board of directors and a member of the board of directors of the Subsidiary, pursuant to our 2016 Equity Incentive Option Plan, options to purchase 250,000 shares of our common stock at a price of $0.27 per share. A copy of the option agreement related to those options is attached as Exhibit 10.5 to the registration statement of which this prospectus is a part.

On August 5, 2016, we granted to Keith Jensen options to purchase 9,719,901 shares of our common stock at a purchase price of $0.27 per share.

On August 5, 2016, we granted to Joshua Gottesgen options to purchase 250,000 shares of our common stock at a purchase price of $0.27 per share.

On August 5, 2016, we granted to Patrick Kliesch options to purchase 250,000 shares of our common stock at a purchase price of $0.27 per share.

On August 5, 2016, we granted to Rodrigo Franco options to purchase 250,000 shares of our common stock at a purchase price of $0.27 per share.

On August 5, 2016, we granted to Carl Skelley options to purchase 100,000 shares of our common stock at a purchase price of $0.27 per share.

On August 5, 2016, we granted to Sara Moody options to purchase 500,000 shares of our common stock at a purchase price of $0.27 per share.

We believe that the transactions pursuant to which those options were issued to those persons were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(a)(2) of that act and Rule 506(b) of Regulation D. Those persons had preexisting relationships with us and/or our agents. In connection with the grant of those options, no general solicitation or advertising was used. No commission or other remuneration was paid in connection with the grant of those warrants.

ITEM 16. EXHIBITS

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger with Comanchero Corporation, a Texas corporation dated December 18, 2009
2.2*	Stock Purchase Agreement between the Company and Hard Asset Management, Inc., a corporation created under the laws of the Commonwealth of Puerto Rico dated August 25, 2016
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to Articles of Incorporation changing our name to Hard Asset Management, Inc.
3.3*	Certificate of Amendment to Articles of Incorporation changing our name to BMC Capital, Inc.
3.4*	Certificate of Amendment to Articles of Incorporation for 2 for 1 forward stock split for Preferred Stock
3.6*	Articles of Merger with Comanchero Corporation, a Texas corporation
3.7*	Bylaws
4.1*	Certificate of Designation for Preferred Stock
5.1**	Opinion of Stepp Law Corporation
10.1*	BMC Capital, Inc. 2016 Equity Incentive Plan effective June 23, 2016
10.2*	Professional Services Agreement with Heron Capital Partners, Ltd. dated April 1, 2010
10.3*	Stock Option Grant Notice Re: Thomas Gingerich dated September 12, 2016
10.4*	Stock Option Grant Notice Re: Delfino Galindo dated September 15, 2016
10.5*	Stock Option Grant Notice Re: Leslie Ball dated September 12, 2016
10.6*	2016 Equity Incentive Plan – Option Agreement
10.7*	Dillon Gage-Account Application Agreement
10.8**	Form of Subscription Agreement
23.1**	Consent of Turner, Stone & Company, LLP
23.2*	Consent of Stepp Law Corporation (included in Exhibit 5.1)
99.1**	Senior Secured Line of Credit by Yuma Properties, LP for the benefit of the Company dated April 21, 2017
99.2**	RedChip Agreement between RedChip Companies, Inc. and Hard Asset Management, Inc. dated April 6 , 2017
99.3**	Wyman Agreement between Ray Wyman, Jr. and Hard Asset Management, Inc. dated January 31, 2017

________

*Attached as an exhibit to that Registration Statement on Form S-1 filed with the SEC on September 27, 2016.

**Filed herewith

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A -2 and authorized this registration statement to be signed on our behalf by the undersigned in Dallas, Texas on May 3 , 2017.

BMC CAPITAL, INC.

By:	/s/ Christian Briggs
Name:	Christian Briggs
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

/s/ Christian Briggs	Principal Executive Officer and Director	May 3 , 2017
Christian Briggs

/s/ Thomas Gingerich	Principal Financial Officer, Principal Accounting Officer	May 3 , 2017
Thomas Gingerich

/s/ Leslie Ball	Director	May 3 , 2017
Leslie Ball

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